Exhibit 10.3

THIRD AMENDED AND RESTATED
LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT

OF

LADDER CAPITAL FINANCE HOLDINGS LLLP,
A DELAWARE LIMITED LIABILITY LIMITED PARTNERSHIP

Dated as of December 31, 2014

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO THE CONDITIONS SPECIFIED IN THIS LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT AMONG THE PARTNERS OF THE ISSUER.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY BE SUBJECT TO ONE OR MORE SUBSCRIPTION AGREEMENTS OR EQUITY GRANT AGREEMENTS, AS MAY BE AMENDED FROM TIME TO TIME, BY AND BETWEEN THE ISSUER AND ONE OR MORE OF THE ISSUER’S PARTNERS.

i

4.9	General Partners	31
4.10	Transfer of General Partnership Interests	32
4.11	Certain Administrative Expenses of the General Partners	32

ARTICLE V

Units; Limited Partnership Interests

5.1	Schedule of Series Partners; Units Generally	33
5.2	Authorization of Series Units	33
5.3	Conversion and Issuance of Units	34
5.4	New Limited Partners	34
5.5	Ladder Class A Shares and Ladder Class B Shares	35
5.6	2008 Incentive Equity Plan and Equity Grant Agreements	36

ARTICLE VI

Capital Contributions and Capital Accounts

6.1	Capital Contributions	36
6.2	Capital Accounts	37
6.3	Negative Capital Accounts	38
6.4	No Withdrawal	39
6.5	Loans From Partners	39
6.6	Status of Capital Contributions	39

ARTICLE VII

Distributions

7.1	Generally	39
7.2	Discretionary Distributions	39
7.3	Tax Distributions	40
7.4	Withholding Taxes	41
7.5	REIT Distribution Requirements	41

ARTICLE VIII

Allocations

8.1	Allocations of Profits and Losses	41
8.2	Regulatory and Special Allocations	41
8.3	Curative Allocations	43
8.4	Tax Allocations	43

ARTICLE IX

Elections and Reports

9.1	Generally	44
9.2	Tax Status	44
9.3	Tax Elections	44
9.4	Tax Controversies	44
9.5	Access to Financial Information	44
9.6	Schedule K-1	45

ARTICLE X

Dissolution and Liquidation

10.1	Dissolution	45
10.2	Liquidation	46

ARTICLE XI

Transfer of Units

11.1	Restrictions	48
11.2	Procedures for Transfer	49
11.3	Limitations	50
11.4	Pledge of Units	50

ARTICLE XII

Exchanges of Series TRS LP Units for TRS I LLC Shares and Series REIT LP Units for Ladder Class A Shares

12.1	Additional Defined Terms	50
12.2	Exchange of Series TRS LP Units for TRS I LLC Shares	51
12.3	Exchange of TRS I LLC Shares and Series REIT LP Units for Ladder Class A Shares	52
12.4	Tax Treatment of any Exchange	57
12.5	TRS I LLC Shares and Ladder Class A Shares to be Issued	57
12.6	Adjustment	58

ARTICLE XIII

Miscellaneous Provisions

13.1	Notices	58
13.2	GOVERNING LAW	59
13.3	No Action for Partition	59
13.4	Headings and Sections	59

13.5	Amendments	59
13.6	Binding Effect	60
13.7	Counterparts; Facsimile	60
13.8	Severability	60
13.9	Remedies	60
13.10	Business Days	60
13.11	Waiver of Jury Trial	60
13.12	No Strict Construction	60
13.13	Entire Agreement and Incorporation by Reference	60
13.14	Parties in Interest	61
13.15	Limitation to Preserve REIT Status	61
13.16	REIT Restrictions	62
13.17	Mergers and Consolidations	62
13.18	Venue and Submission to Jurisdiction	62
13.19	Confidentiality	63

EXHIBITS:

Exhibit A               Form of Joinder to the Third Amended and Restated Limited Liability Limited Partnership Agreement

Exhibit B-1           Form of TRS Exchange Notice

Exhibit B-2           Form of Exchange Notice

SCHEDULES:

Schedule 1            Directors and Officers of Series REIT and Series TRS as of December 31, 2014

Schedule 2            [RESERVED]

Schedule 3            [RESERVED]

Schedule 4            Additional Transfer Restrictions before the Charter Amendment Time

v

THIRD AMENDED AND RESTATED
LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT
OF
LADDER CAPITAL FINANCE HOLDINGS LLLP

This THIRD AMENDED AND RESTATED LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT (this “Agreement”), effective as of 11:59:57 on December 31, 2014 (the “Effective Time”), of Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (the “Partnership”), is by and among (i) the Partnership, (ii) each General Partner (as herein defined), and (iii) each of the Persons who is a party to or otherwise bound by this Agreement as a Limited Partner (as herein defined).  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in Article I.

RECITALS

WHEREAS, (i) Ladder Capital Finance Holdings LLC, a Delaware limited liability company (the “LLC”) was formed on February 25, 2008, by the execution and filing of a certificate of formation with the Secretary of State of the State of Delaware; and (ii) on August 9, 2011, the LLC converted (the “Conversion”) to the Partnership and the partners of the Partnership were parties to or were bound by that certain Limited Liability Limited Partnership Agreement of the Partnership, dated as of August 9, 2011 (the “Initial Agreement”);

WHEREAS, pursuant to that certain Agreement of Merger, dated as of January 30, 2014 (the “Merger Agreement”), by and among the Partnership, Ladder Capital Corp, a Delaware corporation (“LCC Corporation”), and Ladder Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), in connection with the initial public offering by LCC Corporation of Ladder Class A Shares (as herein defined), Merger Sub merged (the “Merger”) with and into the Partnership, with the Partnership continuing as the surviving entity;

WHEREAS, in accordance with the Merger Agreement, upon consummation of the Merger, (i) LCC Corporation became the sole General Partner of the Partnership; (ii) that certain Amended and Restated Limited Liability Limited Partnership Agreement, dated as of February 11, 2014 (the “First Amended and Restated Agreement”), became the Partnership’s “partnership agreement” (as that term is used in the Delaware LP Act (as herein defined)); (iii) all limited partnership units outstanding as of immediately prior to the Merger were converted into the Partnership’s LP Units (as defined in the First Amended and Restated Agreement) and Ladder Class B Shares (as herein defined); (iv) each Exchangeable Limited Partner (as herein defined) was issued an equal number of LP Units and Ladder Class B Shares; and (v) LCC Corporation was issued a number of the Partnership’s LP Units;

WHEREAS, on December 5, 2014 (the “Series Effective Date”), the Partnership’s Certificate of Limited Partnership was amended and restated in accordance with the Delaware LP Act to provide for the establishment of series by the Partnership and to provide notice of the limitation of liabilities of a series pursuant to Section 17-218 of the Delaware LP Act;

WHEREAS, on December 5, 2014, the First Amended and Restated Agreement was further amended and restated in its entirety (the “Second Amended and Restated Agreement”) in order to provide for the establishment of series of the Partnership pursuant to Section 17-218 of the Delaware LP Act and to establish Series REIT and Series TRS (each, as hereinafter defined);

WHEREAS, in connection with the potential election by LCC Corporation to be subject to tax as a “real estate investment trust” within the meaning of Code Sections 856 through 860 (“REIT”) to be effective commencing with LCC Corporation’s 2015 taxable year, LCC Corporation, as General Partner, and the LP Majority Holders (as defined in the Second Amended and Restated Agreement) desire to amend and restate the Second Amended and Restated Agreement in its entirety on the terms set forth herein, effective as of the Effective Time (subject to the agreement to rescind set forth in Section 2.7), to, among other things, (i) provide that LCC Corporation shall be the general partner of Series REIT; (ii) provide that TRS I LLC (as herein defined) shall be the general partner of Series TRS; (iii) allocate all assets and liabilities of the Partnership to Series REIT and Series TRS, as set forth herein; (iv) provide for the conversion at the Effective Time of each LP Unit issued and outstanding immediately prior to the Effective Time into one (1) Series REIT LP Unit and one (1) Series TRS LP Unit (each, as hereinafter defined), having the rights, powers, preferences, liabilities and obligations set forth herein; (v) eliminate the Board of Directors of the Partnership and provide for the management of the Partnership by the Series Boards of all Series; (vi) amend the provisions of Articles VII and VIII to provide that LCC Corporation, in respect of its Series REIT Units, shall be specially allocated and entitled to receive one hundred percent (100%) of Series REIT’s Profits arising out of or attributable to income, profits, dividends, distributions and any value of TRS I LLC; (vii) amend the provisions of Article XI relating to the Transfer of Units; and (viii) amend the provisions of Article XII providing for the exchange of Series TRS Units for an equal number of TRS I LLC Shares (as herein defined) and for the exchange of one (1) Series REIT Unit, together with one (1) TRS I LLC Share and one (1) LCC Corporation Class B Share for one (1) Ladder Class A Share (as herein defined);

WHEREAS, the establishment of Series and the allocation of assets and liabilities to each Series are intended to be treated as a partnership division for U.S. federal income tax purposes within the meaning of Code Section 708(d) and Treasury Regulation Section 1.708-1(d), and the Partnership and each Series shall make all appropriate elections and filings consistent with such treatment and shall take no position that is inconsistent with such treatment;

WHEREAS, effective immediately following the Effective Time, LCC Corporation is herewith contributing all of its General Partnership Interest and Limited Partnership Interest in Series TRS to Series REIT, which, in turn, is immediately transferring all of such General Partnership Interest and Limited Partnership Interest in Series TRS to TRS I LLC, which shall serve, pursuant to the terms hereof, as General Partner of Series TRS; and

WHEREAS, the approval of the LP Majority Holders (as defined in the Second Amended and Restated Agreement) to amend and restate the Second Amended and Restated Agreement was conditioned upon the requirement that the Amended and Restated Tax Receivable Agreement be approved by a majority of the holders of Ladder Class A Shares and Ladder Class B Shares, other than those holders that are party to the Tax Receivable Agreement, and that, in the absence of such approval, this Agreement be rescinded in accordance with Section 2.7 hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1          Definitions.  The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided in this Agreement):

“2008 Incentive Equity Plan” means the Partnership’s Amended and Restated 2008 Incentive Equity Plan, as may be amended or otherwise modified from time to time in accordance with its terms.

“2011 Phantom Equity Plan” means the Partnership’s Phantom Equity Investment Plan, which became effective as of June 30, 2011, as amended and/or restated from time to time.

“Adjusted Capital Account Deficit” means, with respect to any Limited Partner, the deficit balance, if any, in such Limited Partner’s Capital Account with respect to a Series as of the end of the relevant Taxable Year, after giving effect to the following adjustments:

(i)            Crediting to such Capital Account any amount which such Limited Partner is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1), and 1.704-2(i); and

(ii)           Debiting to such Capital Account the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Taxable Income” of a Limited Partner for a Taxable Year (or portion thereof) with respect to Series Units in any Series, held by such Limited Partner means the federal taxable income (or alternative minimum taxable income, as the case may be) of such Series, divided by the number of Series Units, owned by all Limited Partners in such Series and multiplied by the number of Series Units, owned by such Limited Partner in such Series on the date of determination, which taxable income for purposes of this determination is allocable to such Limited Partner with respect to such Series Units (as adjusted by any final determination in connection with any tax audit or other proceeding) for such Taxable Year (or portion thereof); provided that such taxable income (or alternative minimum taxable income, as the case may be) shall be computed (i) as if all excess taxable losses and excess taxable credits allocated with respect to such Series Units, were carried forward (taking into account the character of any such loss carry forward as capital or ordinary), and (ii) without taking into account any special basis adjustment with respect to such Limited Partner resulting from an election by the Partnership under Code Section 754.

“Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).  With respect to any Person who is an individual, “Affiliates” shall also include any member of such individual’s Family Group.

“Affiliated REIT” means LCC Corporation and any Affiliate of LCC Corporation that has elected to be subject to tax as a REIT.

“Amended and Restated Tax Receivable Agreement” means that certain Amended and Restated Tax Receivable Agreement, effective as of 11:59:58 p.m. on December 31, 2014, by and among LCC Corporation, the Partnership, Series TRS, TRS I LLC and the TRA Members (as defined therein) which amends and restates the Tax Receivable Agreement.

“Book Value” means, with respect to any asset associated with a Series, the adjusted basis of such asset for federal income tax purposes, except as follows:

(A)          The initial Book Value of any asset associated with a Series, whether contributed by a Limited Partner to such Series or allocated to such Series pursuant to this Agreement or otherwise, shall be the gross Fair Market Value of such asset as of the date of such contribution or allocation;

(B)          The Book Value of each asset associated with a Series shall be adjusted to equal its respective gross Fair Market Value, as of the following times:  (i) the acquisition of an additional Series Unit in the Series by any new or existing Limited Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by such Series to a Limited Partner of such Series of more than a de minimis amount of assets associated with such Series (other than cash) as consideration for all or part of its Units of such Series, unless the Series Board of such Series determines that such adjustment is not necessary to reflect the relative economic interests of the Limited Partners in such Series; and (iii) the liquidation of the Partnership or of such Series within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g);

(C)          The Book Value of an asset associated with a Series distributed to any Limited Partner shall be the Fair Market Value of such asset as of the date of distribution thereof;

(D)          The Book Value of each asset associated with a Series shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such asset pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Account balances with respect to such Series pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided that Book Values shall not be adjusted pursuant to this subparagraph (D) to the extent that an adjustment pursuant to subparagraph (B) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (D); and

(E)           If the Book Value of an asset associated with a Series has been determined or adjusted pursuant to subparagraphs (A), (B) or (D) above, such Book Value shall thereafter be adjusted to reflect the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses of such Series.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks are authorized or required to close in the state of New York.

“Capital Account” means the capital account with respect to a Series that is maintained for a Limited Partner of such Series pursuant to Section 6.2.

“Capital Contribution” means, with respect to each Limited Partner, the amount of cash or property contributed (or deemed contributed) by such Limited Partner to the applicable Series.

“Charter Amendment Time” means at such time and on such date as the Second Amended and Restated Certificate of Incorporation of LCC Corporation becomes effective, following approval thereof by the stockholders of LCC Corporation at a special meeting of stockholders of LCC Corporation, and filing thereof with the Secretary of State of the State of Delaware.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Contribution Agreement” means that certain Contribution Agreement, effective as of 11:59:58 p.m. on December 31, 2014, by and among the TRS I LLC, LCC Corporation, and Series REIT.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

“Depreciation” means, for each Taxable Year of a Series, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset associated with such Series for such Taxable Year, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Taxable Year, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Taxable Year bears to such beginning adjusted tax basis; provided that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Taxable Year is zero and the Book Value of the asset is positive, Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the Series Board.

“Equity Grant Agreement” means any grant agreement, as amended, that the Partnership has entered into on or after September 22, 2008, with any officer, director or employee of the Partnership or any Series or any of their respective Subsidiaries under the 2008 Incentive Equity Plan.

“Estimated Tax Amount” of a Limited Partner of a Series for a Taxable Year means the Limited Partner’s Tax Amount for such Series for such Taxable Year as estimated in good faith from time to time by the Series Board.  In making such estimate, the Series Board of such Series shall take into account amounts shown on Internal Revenue Service Form 1065 filed by such Series and similar state or local forms filed by such Series for the preceding taxable year and such other adjustments as in the reasonable business judgment of the Series Board of such Series are necessary or appropriate to reflect the estimated operations of such Series for the Taxable Year.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchangeable Limited Partner” means a Limited Partner that is not a Ladder Limited Partner.

“Fair Market Value” of any asset as of any date means the purchase price which a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s-length transaction, as determined in good faith by the Series Board of the applicable Series, based on such factors as such Series Board, in the exercise of its reasonable business judgment, considers relevant.

“Family Group” means, with respect to any Person who is an individual, (i) such Person’s spouse, siblings, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, “relatives”), (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person’s relatives or (iii) any limited partnership, limited liability company or corporation the governing instruments of which provide that such Person shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are limited to such Person and such Person’s relatives.

“GCL” means the General Corporation Law of the State of Delaware, as the same may be amended from time to time.

“General Partner” means a “general partner” (as that term is used in the Delaware LP Act) of the Partnership or of any Series, as applicable; for the avoidance of doubt, LCC Corporation shall serve as General Partner of the Partnership and of Series REIT and TRS I LLC shall serve as General Partner of Series TRS, in each case, in accordance with the terms hereof.

“General Partnership Interest” means the interest acquired by any General Partner in the Partnership or with respect to a Series (in its capacity as a General Partner without reference to any Limited Partnership Interest held by it), including such  General Partner’s right to the benefits to which such General Partner may be entitled as provided in this Agreement or the Delaware LP Act.  A General Partnership Interest does not entitle a General Partner (solely in its capacity as a General Partner) to any right to receive, and a General Partner will not receive, any distributions under this Agreement (or otherwise from the Partnership) or any allocation of

Profits, Losses, or other items of income, gain, loss, deduction or credits of the Partnership or any Series under this Agreement (or otherwise from the Partnership or any Series).

“GI Investors” means, collectively, GI Partners Holdco, any other private equity fund or investment vehicle advised or managed on a consistent and arm’s-length basis by GI Manager or one of its Affiliates that becomes a Limited Partner, and any of their respective Permitted Transferees.

“GI Majority Holders” means, at any time, a GI Investor or GI Investors which own a majority of the number of Series Units owned by the GI Investors at such time.

“GI Manager” means GI International L.P., a Delaware limited partnership, and any of its successors.

“GI Partners Holdco” means GI Ladder Holdco LLC, a Delaware limited liability company.

“Indemnification Agreement” means that certain Indemnification Agreement, effective as of the Effective Time, by and among the Partnership and each Series.

“Joinder Agreement” means that certain Joinder Agreement being executed and delivered by each of the Partnership, Series REIT, and Series TRS, effective as of the Effective Time, pursuant to which Series REIT and Series TRS agree to assume and pay when due all liabilities of the Partnership and to perform any and all obligations of the Partnership, on the terms set forth therein.

“Ladder Class A Shares” means shares of LCC Corporation’s Class A Common Stock, par value $0.001 per share.

“Ladder Class B Shares” means shares of LCC Corporation’s Class B Common Stock, no par value per share.

“Ladder Limited Partner” means a Limited Partner that is any of (i) LCC Corporation, (ii) a direct or indirect Subsidiary of LCC Corporation (including, without limitation, any corporation or other entity that has become a Subsidiary of LCC Corporation as a result of the transactions contemplated by a Blocker Corporation Agreement (as such term is defined in that certain Merger Agreement, dated as of January 30, 2014, by and among the Partnership, LCC Corporation, and Ladder Merger Sub LLC) or (iii) a direct or indirect Subsidiary of the Partnership or any Series.

“Limited Partner” means each Person identified on the Schedule of Series Partners as of the date hereof who is a party to or is otherwise bound by this Agreement (other than the General Partners, solely in their respective capacity as General Partner) and each Person who may hereafter be admitted as a Limited Partner of a Series in accordance with the terms of this Agreement.  The Limited Partners shall constitute the “limited partners” (as that term is defined in the Delaware LP Act) of the Partnership.  As a point of clarity, (i) LCC Corporation is both the General Partner and a Limited Partner of Series REIT and (ii) immediately following the conversion and contributions set forth in Section 4.9, TRS I LLC is both the General Partner and a Limited Partner of Series TRS.

“Limited Partnership Interest” means, with respect to each Limited Partner, the interest acquired by a Limited Partner in a Series of the Partnership, including such Limited Partner’s right (based on the type and class and/or series of Unit or Units held by such Limited Partner), as applicable, (i) to a distributive share of Profits, Losses, and other items of income, gain, loss, deduction and credits of such Series, (ii) to a distributive share of the assets associated with such Series, and (iii) to any and all other benefits to which such Limited Partner may be entitled as provided in this Agreement or the Delaware LP Act.

“Losses” means items of loss and deduction of a Series determined according to Section 6.2(b).

“LP Majority Series Holders” means, at any time,

(a) with respect to Series REIT, all of (i) Exchangeable Limited Partners which own a majority of the number of Series REIT LP Units owned by all of the Exchangeable Limited Partners at such time, (ii) the TowerBrook Majority Holders; provided that this clause (ii) shall only continue to be applicable for so long as the TowerBrook Investors collectively continue to own at least 10% of the number of Series REIT LP Units owned by all of the Exchangeable Limited Partners at such time, (iii) the GI Majority Holders; provided that this clause (iii) shall continue to be applicable only for so long as the GI Investors collectively continue to own at least 10% of the number of Series REIT LP Units owned by all of the Exchangeable Limited Partners at such time and (iv) if Brian Harris is employed by Series REIT or any Subsidiary of Series REIT as Chief Executive Officer as of such time, then either Brian Harris or the Betsy A. Harris 2012 Family Trust; and

(b) with respect to Series TRS, all of (i) Exchangeable Limited Partners which own a majority of the number of Series TRS LP Units owned by all of the Exchangeable Limited Partners at such time, (ii) the TowerBrook Majority Holders; provided that this clause (ii) shall only continue to be applicable for so long as the TowerBrook Investors collectively continue to own at least 10% of the number of Series TRS LP Units owned by all of the Exchangeable Limited Partners at such time, (iii) the GI Majority Holders; provided that this clause (iii) shall continue to be applicable only for so long as the GI Investors collectively continue to own at least 10% of the number of Series TRS LP Units owned by all of the Exchangeable Limited Partners at such time and (iv) if Brian Harris is employed by Series TRS or any Subsidiary of Series TRS as Chief Executive Officer as of such time, then either Brian Harris or the Betsy A. Harris 2012 Family Trust.

“LP Unit” (a) as that term is used in the Recitals to this Agreement and Section 5.3(a), means a Unit having the rights and obligations specified with respect to an “LP Unit” in the First Amended and Restated Agreement; and (b) as used elsewhere in this Agreement, from and after the Effective Time, means, collectively, (i) one (1) Series REIT LP Unit and (ii) one (1) Series TRS LP Unit (or, to the extent a Series TRS LP Unit has been exchanged for a TRS I LLC Share, such one (1) TRS I LLC Share).

“Majority of the Series Board” means, at any time, with respect to any Series Board, a majority of the votes attributable to the Directors who are then members of such Series Board.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulation Sections 1.704-2(b) and 1.704-2(c).

“Officer Employment Agreement” means any employment agreement between a Series or any of its Subsidiaries and any officer of such Series.

“Partner” means any of the Partners.

“Partner Minimum Gain” with respect to each Partner Nonrecourse Debt, means the amount of Partnership Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(d)(1)) that would result if such Partner Nonrecourse Debt were treated as a nonrecourse liability (as defined in Treasury Regulation Section 1.704-2(b)(3)), determined in accordance with Treasury Regulation Section 1.704-2(i)(3), as determined separately for each Series.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4), as determined separately for each Series.

“Partner Nonrecourse Deduction” has the meaning set forth in Treasury Regulation Section 1.704-2(i), as determined separately for each Series.

“Partners” means each General Partner and the Limited Partners of each Series.

“Partnership Minimum Gain” has the meaning set forth for “partnership minimum gain” in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d), as determined separately for each Series.

“Permitted Transferee” means:

(i)            with respect to any TowerBrook Investor, (x) any of TowerBrook Investors II, L.P., TowerBrook Investors II Executive Fund, L.P., TowerBrook Investors II AIV, L.P. or TowerBrook II Co-Investors, L.P., (y) any Affiliate, partner, member or stockholder of such TowerBrook Investor or of any entity listed in clause (x) above and (z) any other TowerBrook Investor and any Affiliate, partner, member or stockholder of any other TowerBrook Investor,

(ii)           with respect to any GI Investor, (xx) any of GI Partners Fund III L.P., GI Partners Fund III-A L.P. or GI Partners Fund III-B L.P., (yy) any Affiliate, partner, member or stockholder of such GI Investor or of any entity listed in clause (xx) above and (zz) any other GI Investor and any Affiliate, partner, member or stockholder of any other GI Investor,

(iii)          with respect to any other individual Limited Partner, such Limited Partner’s Family Group, and

(iv)          with respect to any other non-individual Limited Partner, such Limited Partner’s Affiliates.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.  For the avoidance of doubt, the term “Person,” as used herein, shall include each Series; provided, however, that the term “Person” as used in the definition of “Beneficially Owned” in Section 11.1(c) and in Schedule 4 has the meaning set forth in Schedule 4.

“Profits” means items of income and gain of any Series determined in accordance with Section 6.2(b).

“Qualified Initial Public Offering” means the initial public offering by LCC Corporation of Ladder Class A Shares that was consummated on February 11, 2014.

“Quarterly Estimated Tax Amount” of a Limited Partner for any calendar quarter of a Taxable Year means the excess, if any of (i) the product of (A) ¼ in the case of the first calendar quarter of the Taxable Year, ½ in the case of the second calendar quarter of the Taxable Year, ¾ in the case of the third calendar quarter of the Taxable Year, and 1 in the case of the fourth calendar quarter of the Taxable Year and (B) the Limited Partner’s Estimated Tax Amount for such Taxable Year over (ii) all distributions previously made with respect to such Taxable Year to such Limited Partner pursuant to Section 7.3.  In the case of the Taxable Year that includes the date of February 11, 2014, an appropriate allocation of the Quarterly Estimated Tax Amount for purposes of Section 7.3(a) and (b) shall be made in the sole discretion of the Partnership.

“REIT Partner” means (a) LCC Corporation or any Affiliate of LCC Corporation to the extent such Person has in place an election to be subject to tax as a REIT and (b) any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of any such Person.

“Schedule of Series Partners” means the schedule listing, for each Series, the General Partner and Limited Partners of such Series, together with the number of Series Units held by such Limited Partners with respect to such Series, as such schedule may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series Unit” means any Unit issued by a Series, which Units shall initially consist of the Series REIT LP Units and the Series TRS LP Units, each being a “Series Unit.”

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person  or one or more Subsidiaries of such Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or a general partner of such partnership, association or other business entity.

“Tax Amount” of a Limited Partner for a Taxable Year means, with respect to any Series, the product of (A) the Tax Rate for such Taxable Year and (B) the Adjusted Taxable Income of the Limited Partner for such Taxable Year with respect to such Series and the Limited Partner’s Units in such Series.

“Tax Distribution” means any distributions made by a Series pursuant to Section 7.3(a).

“Tax Matters Partner” has the meaning set forth in Code Section 6231.

“Tax Rate” of a Limited Partner for any period means the highest marginal blended federal, state and local income tax rate (which shall include taxes payable pursuant to Code Section 1411) applicable for such period to an individual residing in New York, New York, taking into account for federal income tax purposes, the deductibility of state and local taxes and any applicable limitations thereon.  If higher, federal Tax Distributions will be based on federal alternative minimum taxable income (taking into account solely Partnership items and the principles contained in the definitions of Adjusted Taxable Income) and rates (using the highest marginal federal alternative minimum tax rate applicable to an individual).

“Tax Receivable Agreement” means the tax receivable agreement entered into by LCC Corporation, the Partnership and other parties on February 11, 2014.

“Taxable Year” means the taxable year of each Series ending on December 31 (or part thereof in the case of a Series’ first and last taxable year), or such other year as is (i) required by Code Section 706 or (ii) determined by the Series Board of such Series (if no year is so required by Code Section 706) provided that the first taxable year of each Series shall be deemed to commence on January 1, 2015.

“TCP” means TowerBrook Capital Partners L.P., a Delaware limited partnership, or its successor.

“TowerBrook Funds” means any TowerBrook Investor.

“TowerBrook Holdings” means TI II Ladder Holdings, LLC, a Delaware limited liability company.

“TowerBrook Investors” means, collectively, TowerBrook Holdings, TowerBrook Investors II, L.P. (but only if it becomes a Limited Partner), TowerBrook Investors

II Executive Fund, L.P. (but only if it becomes a Limited Partner), TowerBrook Investors II AIV, L.P. (but only if it becomes a Limited Partner), TowerBrook II Co-Investors, L.P. (but only if it becomes a Limited Partner), any other private equity fund or investment vehicle advised or managed on a consistent and arm’s-length basis by TCP or one of its Affiliates that becomes a Limited Partner, and any of their respective Permitted Transferees.

“TowerBrook Majority Holders” means, at any time, a TowerBrook Investor or TowerBrook Investors which own a majority of the number of Series Units owned by the TowerBrook Investors at such time.

“Transfer” means any direct or indirect sale, transfer, conveyance, assignment, pledge, hypothecation, gift, delivery or other disposition; provided that, notwithstanding the foregoing or anything contained herein to the contrary, in no event will any sale, transfer, conveyance, assignment, pledge, hypothecation, gift, delivery or other disposition of any Ladder Class A Shares, Ladder Class B Shares or any other capital stock of LCC Corporation be deemed to be a “Transfer” by LCC Corporation or any direct or indirect wholly-owned Subsidiary of LCC Corporation of any Series REIT LP Unit, Series TRS LP Unit, any other Unit or any General Partnership Interest.

“Treasury Regulations” means the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

“TRS I LLC” means LC TRS I LLC, a Delaware limited liability company and Subsidiary of Series REIT.

“UCC” means the Uniform Commercial Code as in effect in the state whose laws would govern the security interest in, including without limitation the perfection thereof, and foreclosure of the applicable collateral.

“Unit” means a unit representing a fractional part of the Limited Partnership Interests of all of the Limited Partners and shall include all types and classes and/or series of Units, including Series Units; provided that any type, class or series of Unit shall have the designations, preferences and/or special rights set forth in this Agreement and the Limited Partnership Interests represented by such type or class or series of Unit shall be determined in accordance with such designations, preferences and/or special rights.  As a point of clarity, no General Partnership Interest is represented by any Unit or Units.

1.2          Other Definitions.  The following additional terms are defined in the Sections  of this Agreement indicated below:

Term	Section
Agreement	Preamble
Automatic Exchange Notice	12.3(d)
Beneficial Owner	12.1
Capital Account	6.2(a)
Certificate of Limited Partnership	2.1(a)
Chairman	3.1(f)

Change of Control	12.1
Conversion	Recitals
Directors	3.1(a)
Effective Time	Preamble
Excess Amount	7.3(a)
Exchange	12.1
Exchange Notice	12.3(e)
First Amended and Restated Agreement	Recitals
GP Subsidiary	4.9
Initial Agreement	Recitals
Initial Series REIT Assets and Liabilities	4.1(a)
Initial Series TRS Assets and Liabilities	4.1(b)
LCC Board	12.1
LCC Corporation	Recitals
Liquidator	10.2(a)
LLC	Recitals
Losses	6.2(b)
Merger	Recitals
Merger Agreement	Recitals
Merger Sub	Recitals
misallocated item	8.3
officers	3.3(a)
Partnership	2.1(a), Preamble
Profits	6.2(b)
Protected Persons	3.6
Regulatory Allocations	8.2(e)
REIT	Recitals
Second Amended and Restated Agreement	Recitals
Series	4.1
Series Board	3.1(a)
Series Board of Directors	3.1(a)
Series Effective Date	Recitals
Series REIT	4.1(a)
Series REIT LP Units	5.1(a)
Series TRS	4.1(b)
Series TRS LP Units	5.1(a)
Shortfall Amount	7.3(a)
Statement of LLLP Qualification	2.1(a)
Tax Matters Partner	2.1(a)
TRS Exchange	12.3(e)
TRS Exchange Notice	12.2(b)
TRS I LLC Shares	12.2(a)
unallocated item	8.3

1.3          Other Interpretative Provisions.  Where the context so indicates, (a) defined terms used in this Agreement in the singular shall import the plural and vice versa and (b) the masculine shall include the feminine, and the neuter shall include the masculine and feminine.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

ARTICLE II

ORGANIZATION OF THE PARTNERSHIP

2.1          Organization.

(a)           As a result of (i) the Conversion, (ii) the filing of the Partnership’s Certificate of Limited Partnership and the Partnership’s Statement of Qualification for a Limited Liability Limited Partnership (the “Statement of LLLP Qualification”), in each case, with the Secretary of State of the State of Delaware, and (iii) the execution and delivery of the Initial Agreement, the Partnership was formed as a Delaware limited liability limited partnership as of August 9, 2011.  For purposes of this Agreement, the term “Partnership” whenever used or otherwise applicable with respect to any period prior to Conversion shall be deemed to mean the LLC.  On the Series Effective Date, the Partnership’s Certificate of Limited Partnership was amended in accordance with the Delaware LP Act to provide for the establishment of Series and to provide the notice of the limitation of liabilities pursuant to Section 17-218 of the Delaware LP Act (as so amended, the “Certificate of Limited Partnership”).

(b)           This Agreement shall constitute the “partnership agreement” (as that term is used in the Delaware LP Act) of the Partnership.  The rights, powers, duties, obligations and liabilities of the Partners shall be determined pursuant to the Delaware LP Act and this Agreement.  To the extent that the rights, powers, duties, obligations and liabilities of any Partner are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware LP Act, control.

(c)           As permitted by Section 17-214, the Partnership shall be a “limited liability limited partnership” (as that term is used in the Delaware LP Act).

2.2          Name.  The name of the Partnership is “Ladder Capital Finance Holdings LLLP” or such other name or names as the Series Boards of both Series REIT and Series TRS may from time to time designate; provided that the name shall always contain the words “Limited Liability Limited Partnership”, “LLLP” or “L.L.L.P.”

2.3          Registered Office; Registered Agent.  The Partnership shall maintain a registered office and a registered agent in the State of Delaware as shall be designated from time to time by an authorized officer of the Partnership.

2.4          Term.  The term of existence of the Partnership shall be perpetual, unless the Partnership is dissolved in accordance with the provisions of this Agreement.

2.5          Purposes and Powers.  The purposes and character of the business of the Partnership shall be to transact any or all lawful business for which limited liability limited partnerships may be organized under the Delaware LP Act.  The purpose and character of the business of Series REIT shall be to hold, maintain, lease, finance, and Transfer the Initial Series REIT Assets and Liabilities (as hereinafter defined) and any assets and liabilities hereafter acquired or incurred by or allocated to, and associated with, Series REIT.  The purpose and character of the business of Series TRS shall be to hold, maintain, lease, finance, and Transfer the Initial Series TRS Assets and Liabilities (as hereinafter defined) and any assets and liabilities hereafter acquired or incurred by or allocated to, and associated with, Series TRS.  The Partnership shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Partnership and such Series, including the ability to incur and guaranty indebtedness, to the extent the same may be legally exercised by limited liability limited partnerships (and any series thereof) under the Delaware LP Act.  Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Partnership or any Series to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability limited partnership or series thereof organized or established, as applicable, under the laws of the State of Delaware.

2.6          Certain Limitations on the Activities of the Partnership and Each Series.

(a)           The Partnership will maintain all of its books, records, financial statements, and bank accounts, separate from those of its Affiliates (which, for purposes of this Section 2.6(a), shall include each Series).  Pursuant to Section 4.2(a), as more fully set forth therein, each Series shall maintain separate books, records and bank accounts from each and every other Series.  Each Series shall have its own employee identification number for federal tax purposes.  The Partnership and each Series shall file its own tax returns, if any, that are required by law.

(b)           The Partnership and each Series (i) will be, and at all times will hold itself out to the public as, in the case of the Partnership, a legal entity separate and distinct from any other entity (including any Affiliate), and, in the case of any Series, separate and distinct from any other Series or entity (including any Affiliate or the Partnership); (ii) shall correct any known misunderstanding regarding such status; (iii) shall conduct business in its own name; (iv) shall not identify itself or any of its Affiliates as a division or part of the other (except that any Series may refer to itself as a “series” of the Partnership); (v) shall maintain and utilize separate invoices and checks; (vi) each Series shall pay to the other Series or any of its Affiliates that incurs costs for office space, overhead, and administrative services that it uses (to the extent that any such cost is allocated to the Company or either Series by LCC Corporation) the amount of such costs allocable to its use of such office space and administrative services; and (vii) each Series shall be permitted to utilize the services of employees who provide services to both Series (or their respective Subsidiaries), but only pursuant to a written employee sharing agreement pursuant to which each Series shall agree to pay for its pro rata portion of the compensation, benefits and other costs and expenses attributable to the services of any such employees.  For the avoidance of doubt, for purposes of this Section 2.6(b), neither the Partnership nor any Series will be considered to be an Affiliate of any of the others.

(c)           Neither the Partnership nor any Series shall commingle its funds or other assets with those of any of its Affiliates or any other Series or other Person. For the avoidance of doubt, for purposes of this Section 2.6(c), neither the Partnership nor any Series will be considered to be an Affiliate of any of the others.

(d)           Each Series shall have a separate General Partner and Series Board; provided that, for the avoidance of doubt, LCC Corporation shall be the General Partner of the Partnership and of Series REIT.

2.7          Agreement to Rescind; Release.  This Agreement is effective as of the Effective Time; provided, however, that the Partners hereby agree that, in the event that (a) holders of a majority of the Ladder Class A Shares and Ladder Class B Shares outstanding and entitled to vote, other than shares Beneficially Owned by a Person who is a party to, or is an Affiliate of a party to, the Tax Receivable Agreement, fail to approve the Amended and Restated Tax Receivable Agreement, or (b) the LCC Board for any reason determines not to elect for LCC Corporation to be subject to tax as a REIT for the 2015 taxable year, then, effective automatically from and after the date on which the LCC Board issues a press release announcing such voting results or Board determination, respectively, (i) this Agreement shall be rescinded, and all rights, benefits, duties, liabilities and obligations of the Partners under this Agreement shall terminate; (ii) the First Amended and Restated Agreement shall automatically come into full force and effect and govern the rights, benefits, duties, liabilities and obligations of the Partners with respect to the Partnership; (ii) the Partners shall release and forever discharge the Partnership, its Affiliates and each of the other Partners from any and all claims, demands, proceedings, causes of action, obligations, debts, or other liabilities whatsoever, both at law and in equity, which such Partner may have, or may have had, under or howsoever resulting from, arising out of, or in connection with this Agreement; and (iv) the Directors and officers of all Series shall be authorized and directed to amend the Certificate of Limited Partnership to remove the notice of the limitation of liabilities pursuant to Section 17-218 of the Delaware LP Act.

ARTICLE III

MANAGEMENT OF THE PARTNERSHIP

3.1          Series Boards of Directors.

(a)           Establishment.  There is hereby established for each Series a committee (each, a “Series Board” or a “Series Board of Directors”) comprised of natural persons (the “Directors”) having the authority and duties set forth in this Agreement.  Each Director shall be entitled to one vote on all matters to be acted on by the Series Board on which such Director serves.  Any decisions to be made by a Series Board shall require the approval of a Majority of the Series Board.  Except as provided in the immediately preceding sentence, no Director acting alone, or with any other Director or Directors, shall have the power to act for or on behalf of, or to bind the Partnership or any Series as further provided in this Section 3.1(a)).  Each Series Board of Directors shall constitute a committee within the meaning of Section 17-303(b)(7) of the Delaware LP Act.

(b)           Management Generally.  In order to enable (i) the Series Board of Directors of Series REIT to manage the business and affairs of Series REIT, the General Partner of Series REIT hereby irrevocably delegates to the Series Board of Directors of Series REIT all management powers over the business and affairs of Series REIT that it may now or hereafter possess under applicable law (other than its obligations as Tax Matters Partner of Series REIT under Section 9.4) as permitted under Section 17-403(c) of the Delaware LP Act; and (ii) the

Series Board of Directors of Series TRS to manage the business and affairs of Series TRS, the General Partner of Series TRS hereby irrevocably delegates to the Series Board of Directors of Series TRS all management powers over the business and affairs of Series TRS that it may now or hereafter possess under applicable law (other than its obligations as Tax Matters Partner of Series TRS under Section 9.4) as permitted under Section 17-403(c) of the Delaware LP Act.  The General Partner of each Series further agrees to take any and all action necessary and appropriate, in the sole discretion of the Series Board of Directors of such Series, to effect any duly authorized actions by the Series Board of Directors or any officer of such Series, including executing or filing any agreements, instruments or certificates, delivering all documents, providing all information and taking or refraining from taking action as may be necessary or appropriate to achieve all the effective delegation of power described in this Section 3.1.  Each of the Partners and each Person who may acquire an interest in a Series Unit hereby approves, consents to, ratifies and confirms such delegation.  The delegation by the General Partner of each Series to the Series Board of Directors of such Series of management powers over the business and affairs of such Series pursuant to the provisions of this Agreement shall not cause (i) such General Partner of such Series to cease to be a general partner of such Series, (ii) the General Partner of the Partnership to cease to be the general partner of the Partnership, (iii) the Series Board of Directors or any member thereof to be a general partner of the Partnership or any Series or to have or be subject to any liabilities of a general partner of the Partnership or any Series that may be applicable.  Except as provided in Section 9.4 relating to the duties of the General Partner of each Series as the Tax Matters Partner of such Series, and except as otherwise provided in this Agreement, the management of each Series shall be vested exclusively in the Series Board of Directors of such Series and, subject to the direction of the Series Board of Directors of such Series, the officers of such Series.  Neither the General Partner of any Series nor any of the Limited Partners, in their capacities as such, shall have any part in the management of the Partnership or any Series (except, with respect to the General Partner of each Series, as provided in Section 9.4 relating to its duties as the Tax Matters Partner of such Series) and shall have no authority or right to act on behalf of the Partnership or any Series or deal with any third parties on behalf of the Partnership or any Series in connection with any matter, except as requested or authorized by the Series Board of Directors of the applicable Series.  All actions outside the ordinary course of business of a Series to be taken by or on behalf of such Series shall require the approval of a Majority of the Series Board, except to the extent expressly provided herein or in any Officer Employment Agreement, and except that any matter for which an Officer Employment Agreement specifically provides the officer of the Series that is a party to such Officer Employment Agreement may take action on behalf of the Series or any of its Subsidiaries without prior approval of the applicable Series Board of Directors shall not require approval of a Majority of the Series Board for such officer of the Series to take such action on behalf of the Series or such Subsidiary.

(c)           Number of Directors; Term of Office.  The authorized number of Directors on each Series Board is, as of the date hereof, five Directors; provided that the authorized number of Directors on each Series Board may be increased or decreased by the General Partner of the applicable Series, in its sole discretion.  The Directors of each Series Board shall be appointed by the General Partner of the applicable Series and shall hold office until their respective successors are appointed and qualified or until their earlier death, resignation or removal.  The Directors of each Series as of the date hereof are listed on the attached Schedule 1.

(i)            The General Partner of a Series may remove, at any time and with or without cause, any Director of such Series and fill the vacancy.  Vacancies caused by any such removal by the General Partner of a Series and not filled by the General Partner of such Series within sixty (60) days may be filled by a majority of the votes of the Directors of such Series then in office, although less than a quorum, and any Director so appointed to fill any such vacancy shall hold office until his successor is appointed and qualified or until his earlier death, resignation or removal; provided that such Director can be removed with or without cause and replaced by the General Partner of the applicable Series.

(ii)           A Director may resign at any time by giving written notice to such effect to the Series Board of the applicable Series.  Any such resignation shall take effect at the time of the receipt of that notice or any later effective time specified in that notice and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.  Any vacancy caused by any such resignation or by the death of any Director of a Series or any vacancy for any other reason (including due to the authorization by the General Partner of a newly created directorship) and not filled by the General Partner of such Series within sixty (60) days may be filled by a majority of the votes of the Directors of such Series then in office, although less than a quorum, and any Director so appointed to fill any such vacancy shall hold office until his successor is appointed and qualified or until his earlier death, resignation or removal; provided that such Director can be removed with or without cause and replaced by the General Partner of the applicable Series.

(iii)          Brian Harris as a Director.  Notwithstanding anything contained herein to the contrary, so long as Brian Harris is the Chief Executive Officer of Series REIT, Brian Harris shall be a Director of Series REIT, and so long as Brian Harris is the Chief Executive Officer of Series TRS, Brian Harris shall be a Director of Series TRS (unless Brian Harris elects not to be a Director of either Series in a written declaration by Brian Harris that is delivered by Brian Harris to the Series Board of the applicable Series).

(d)           Meetings of the Series Board.  The Series Board of each Series shall meet at such time and at such place (either within or outside of the State of Delaware) as such Series Board may designate.  Special meetings of the Series Board of any Series shall be held on the call of the Chief Executive Officer of the applicable Series or any two Directors of such Series upon at least two (2) days’ (if the meeting is to be held in person) or twenty-four hours’ (if the meeting is to be held by telephone communications or video conference) oral or written notice to the Directors of such Series, or upon such shorter notice as may be approved by all the Directors of such Series.  Any Director may waive such notice as to himself.  A record shall be maintained by each Series of each meeting of the Series Board of such Series.

(i)            Conduct of Meetings.  Any meeting of the Directors of a Series may be held in person, telephonically or by video conference.

(ii)           Quorum.  A Majority of the Series Board of each Series shall constitute a quorum of such Series Board for purposes of conducting business.  At all times when a Series Board is conducting business at a meeting of such Series Board, a quorum of such Series Board must be present at such meeting.  If a quorum shall not be present at any meeting of a Series Board, then the Directors of such Series present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(iii)          Attendance and Waiver of Notice.  Attendance of a Director of a Series at any meeting of the applicable Series Board shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of a Series Board need be specified in the notice or waiver of notice of such meeting.

(iv)          Actions Without a Meeting.  Notwithstanding any provision contained in this Agreement, any action of a Series Board may be taken by written consent without a meeting.  Any such action taken by a Series Board without a meeting shall be effective only if the consent or consents are in writing, set forth the action so taken, and are signed by the then Directors of such Series Board constituting a Majority of the Series Board; provided that, for so long as Brian Harris is a Director, Brian Harris must be among the Directors so signing such written consent for each Series.

(e)           Compensation of the Directors.  Directors, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time agreed upon by a Majority of the Series Board.  In addition, a fixed sum and reimbursement for out-of-pocket expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of a Series Board; provided, however, that nothing contained in this Agreement shall be construed to preclude any Director (including the Chief Executive Officer) from serving a Series or any of its Subsidiaries in any other capacity and receiving compensation for such service; provided, further, that any Director who is also an officer of a Series may serve a different Series in another capacity only pursuant to a formal employee sharing agreement with such other Series that specifies that each Series shall pay its own share of the costs of employing such Director.

(f)            Chairman of the Series Board.  Each Series may have a Chairman of the Series Board (each, a “Chairman”), who shall be an individual designated by a Majority of the Series Board of such Series.  At any time, the Chairman, if any, may be removed from his or her position as Chairman by a Majority of the Series Board.  The Chairman, in his or her capacity as the Chairman of the Series Board of a Series, shall not have any of the rights or powers of an officer of the Series, unless he or she, in his or her capacity as a Chairman of the Series Board, is appointed as an officer of the Series by the Series Board of such Series.  The Chairman of the Series Board of a Series shall preside at all meetings of the Series Board of such Series and at all meetings of the Partners at which he or she shall be present.  As of the date hereof, the Chairman of the Series Board of Series REIT is Alan Fishman, and the Chairman of the Series Board of Series TRS is Alan Fishman.

3.2          Committees of the Series Boards.  The Series Board of each Series may, by resolution, designate from among the Directors of such Series one or more committees of such Series (including an Audit Committee, a Risk and Underwriting Committee and a Compensation Committee), each of which shall be comprised of one or more Directors of such Series, and may designate one or more of the Directors of such Series as alternate members of any committee, who may, subject to any limitations imposed by the Series Board of such Series, replace absent or disqualified Directors at any meeting of that committee.  Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Series Board of such Series, other than the right to approve any matters on behalf of the Partnership or the full Series Board of such Series, subject to the limitations set forth in the Delaware LP Act, if any, or in the establishment of the committee.  Any member of any such committee of a Series may be removed from such committee by a Majority of the Series Board of such Series.  Unless the resolution designating a particular committee or this Agreement expressly so provides, a committee of the Series Board of a Series shall not have the authority to authorize or make a distribution to the Limited Partners of such Series or to authorize the issuance of Units relating to such Series or any other Series or the Partnership.  Any committee of a Series Board of Directors shall constitute a committee within the meaning of Section 17-303(b)(7) of the Delaware LP Act.  Notwithstanding anything contained herein to the contrary, the delegation to any committee of the Series Board of a Series of any management powers over the business and affairs of such Series pursuant to the provisions of this Agreement shall not cause the General Partner of such Series to cease to be a general partner of such Series nor shall it cause such committee of the Series Board of such Series or any member thereof to be a general partner of such Series or any other Series or the Partnership or to have or be subject to any liabilities of a general partner of the Partnership or any Series that may be applicable.

3.3          Officers.

(a)           Appointment of Officers.  The Series Board of each Series shall appoint individuals as officers (“officers”) of such Series (which officers shall be agents of such Series), which officers may include a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Investment Officer, a Head of Asset Management, a Chief Strategy Officer, a General Counsel, a Head of Asset Management, a Head of Securitization, a Head of Merchant Banking and Capital Markets, a Secretary and such other officers (such as a Treasurer or any number of Vice Presidents or Managing Directors) as the Series Board deems advisable.  No officer need be a Partner or a Director.  An individual may be appointed to more than one office in one or more Series; provided that any officer of a Series may be an officer of another Series, or serve a different Series in another capacity, only pursuant to a written employee sharing agreement pursuant to which each Series shall agree to pay for its pro rata portion of the compensation, benefits and other remuneration paid to such officer and allocated to the Partnership or the Series.  No officer of a Series shall have any rights or powers beyond the rights and powers granted to such officer in this Agreement.  The officers of each Series as of the date hereof are listed on the attached Schedule 1.

(b)           Duties of Officers Generally.  Subject to the terms of any Officer Employment Agreement, under the direction of and, at all times, subject to the authority of the Series Board of the applicable Series, the officers of a Series shall have full and complete discretion to manage and control the day to day business, operations and affairs of such Series in the ordinary course of its business, to make all decisions affecting the day to day business, operations and affairs of such Series in the ordinary course of its business and to take all such actions as they deem necessary or appropriate to accomplish the foregoing, in each case, unless the Series Board of such Series shall have previously restricted (specifically or generally) such powers.  In addition, the officers of a Series shall have such other powers and duties as may be prescribed by the Series Board of such Series, this Agreement, or such officer’s Officer Employment Agreement.  The Chief Executive Officer and the President of a Series shall have the power and authority to delegate to any agents or employees of such Series any rights and powers of officers of such Series to manage and control the day-to-day business, operations and affairs of such Series in the ordinary course of its business, as the Chief Executive Officer or the President may deem appropriate from time to time, in each case, unless the Series Board of such Series shall have previously restricted (specifically or generally) such powers.  Notwithstanding anything contained herein to the contrary, the delegation to any officer of a Series of any management powers over the business and affairs of such Series pursuant to the provisions of this Agreement shall not cause the General Partner of such Series to cease to be a general partner of such Series, nor shall it cause such officer of such Series to be a general partner of such Series, any other Series, or the Partnership or to have or be subject to any liabilities of a general partner of such Series, any other Series, or the Partnership that may be applicable.  The officers of each Series shall constitute a committee within the meaning of Section 17-307(b)(7) of the Delaware LP Act.

(c)           Authority of Officers.  Subject to Section 3.3(b), any officer of a Series shall have the right, power and authority to transact business in the name of such Series or to act for or on behalf of or to bind such Series.  With respect to all matters within the ordinary course of business of a Series, third parties dealing with such Series may rely conclusively upon any certificate of any officer to the effect that such officer is acting on behalf of such Series.

(d)           Removal, Resignation and Filling of Vacancy of Officers.  A Series Board may remove any officer of such Series, for any reason or for no reason, at any time.  Any officer may resign at any time by giving written notice to the Series Board of the applicable Series, and such resignation shall take effect at the date of the receipt of such notice or any later time specified in that notice; provided that, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any such resignation shall be without prejudice to the rights, if any, of the Series or such officer under this Agreement.  A vacancy in any office because of death, resignation, removal or otherwise shall be filled in the manner prescribed in this Agreement for regular appointments to such office.

(e)           Compensation of Officers.  Officers shall be entitled to receive compensation from the Series as determined by the Series Board of such Series and in accordance with any applicable Officer Employment Agreement.

(f)            Chief Executive Officer.  Under the direction of and, at all times, subject to the authority of the Series Board of the applicable Series, the Chief Executive Officer of a Series shall have general supervision over the day to day business, operations and affairs of such Series and shall perform such duties and exercise such powers as are incident to the office of chief executive officer of a corporation organized under the GCL or as set forth in the Chief Executive Officer’s Officer Employment Agreement.  The Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be prescribed by the Series Board of the applicable Series or as set forth in the Chief Executive Officer’s Officer Employment Agreement.

(g)           President.  Under the direction of and, at all times, subject to the authority of the Series Board of the applicable Series, the President of a Series, if any, shall perform such duties and exercise such powers as are incident to the office of president of a corporation organized under the GCL or as set forth in the President’s Officer Employment Agreement.  In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer.  The President shall have such other powers and perform such other duties as may from time to time be prescribed by the Series Board of the applicable Series or as set forth in the President’s Officer Employment Agreement.

(h)           Chief Financial Officer.  The Chief Financial Officer of each Series shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of such Series, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Series Units, and, in general, shall perform all the duties incident to the office of the chief financial officer of a corporation organized under the GCL.  The Chief Financial Officer of a Series shall (i) have the custody of the funds and securities of such Series; (ii) keep full and accurate accounts of receipts and disbursements in books belonging to such Series; (iii) keep a register of the addresses of each Partner of such Series which shall be furnished to the Secretary of such Series by such Partner; and (iv) have general charge of the Schedule of Series Partners.  The Chief Financial Officer of a Series shall have such other powers and perform such other duties as may from time to time be prescribed by the Series Board of such Series, the Chief Executive Officer of such Series and/or the President of such Series.

(i)            Secretary.  The Secretary of each Series shall: (i) keep the minutes of the meetings of the Partners of such Series and the Series Board of such Series in one or more books provided for that purpose; (ii) cause all notices to be given by such Series are duly given in accordance with the provisions of this Agreement and as required by law; (iii) be custodian of the company records of such Series; and (iv) in general perform all duties incident to the office of the secretary of a corporation organized under the GCL or as set forth in the Secretary’s Officer Employment Agreement, if any.  The Secretary of a Series shall have such other powers and perform such other duties as may from time to time be prescribed by the Series Board of such Series, the Chief Executive Officer of such Series and/or the President of such Series.

(j)            Other Officers.  All other officers of a Series shall have such powers and perform such duties as may from time to time be prescribed by the Series Board of such Series, the Chief Executive Officer of such Series and/or the President of such Series.

3.4          Fiduciary Duties.  The Directors of each Series, in the performance of their duties as such, shall owe to the Partners all fiduciary duties of the type owed by the directors of a corporation to the stockholders of such corporation under the laws of the State of Delaware, including duties of loyalty and care; provided that Directors of a Series, in the performance of their duties as such, shall not owe any duties (including fiduciary duties) to the Partners of any other Series.  The officers of each Series, in the performance of their duties as such, shall owe to the Partners of such Series duties of loyalty and care of the type owed by the officers of a corporation to the stockholders of such corporation under the laws of the State of Delaware; provided that such officers, in the performance of their duties as such, shall not owe any duties (including fiduciary duties) to the Partners of any other Series.  Notwithstanding anything contained herein to the contrary, no Director or officer of a Series who is employed with, a member or partner of, or a consultant to TCP, GI Manager, any Person that is an Affiliate of TCP or GI Manager, or any other Person as the Series Boards of all Series may hereafter designate as being covered by the terms of this sentence (in each case, other than the Partnership or any of its Subsidiaries) shall have any duty or obligation to bring any “corporate opportunity” to the Partnership.

3.5          Performance of Duties; Liability of Directors and Officers.  In performing his or her duties, each of the Directors and the officers of each Series shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Profits or Losses of such Series or any facts pertinent to the existence and amount of assets from which distributions to Limited Partners of such Series might properly be paid), of the following other Persons or groups:  (a) one or more officers or employees of the applicable Series or any of its Subsidiaries; (b) any attorney, independent accountant, or other Person employed or engaged by such Series or any of its Subsidiaries; or (c) any other Person who has been selected and monitored with reasonable care by or on behalf of such Series or any of its Subsidiaries, in each case, as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence.  The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in the Delaware LP Act or otherwise pursuant to applicable Delaware law.  No individual who is a Director or an officer of a Series, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Partnership, any Series, or any of their respective Subsidiaries, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Director or an officer of a Series or any combination of the foregoing.

3.6          Indemnification.  Notwithstanding Section 3.4, the General Partner of the Partnership or of any Series, the Directors and officers of each Series, and each officer or director of the General Partner of the Partnership or of any Series (collectively, with the Directors and officers of such Series and the General Partner of the Partnership and of each Series, the “Protected Persons”) shall not be liable, responsible or accountable for damages or otherwise to the Partnership or any Series or any of their respective Subsidiaries, or to the Partners of any Series, and, to the fullest extent allowed by law, each Protected Person shall be indemnified and held harmless by each Series, including advancement of reasonable attorneys’ fees and other expenses from and against all claims, liabilities, and expenses arising out of any management of the affairs of the Partnership, such Series, or any of its Subsidiaries; provided that (a) such Protected Person’s course of conduct was pursued in good faith and believed by such Protected Person to be in the best interests of the Partnership or the applicable Series and was reasonably believed by such Protected Person to be within the scope of authority conferred on such Protected Person pursuant to this Agreement and (b) such course of conduct did not constitute willful misconduct on the part of such Protected Person and otherwise was in accordance with the terms of this Agreement.  The rights of indemnification provided in this

Section 3.6 are intended to provide indemnification of the Protected Persons to the fullest extent permitted by the GCL regarding a corporation’s indemnification of its directors and officers and will be in addition to any rights to which the Protected Persons may otherwise be entitled by contract or as a matter of law and shall extend to such Protected Persons’ heirs, personal representatives and assigns.  The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Section 3.6.  The right of each Protected Person to indemnification pursuant to this Section 3.6 may be conditioned upon the delivery by such Protected Person of a written undertaking to repay such amount if such Protected Person is determined pursuant to this Section 3.6 or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation.

ARTICLE IV

ESTABLISHMENT OF SERIES; LIMITED PARTNERS AND GENERAL PARTNERS

4.1          Establishment and Designation of the Series.  Effective as of the Series Effective Date, the Partnership authorized the establishment of series pursuant to Section 17-218 of the Delaware LP Act, and pursuant to the Second Amended and Restated Agreement, established two separate series as described in subsections (a) and (b) below (each, a “Series”).

(a)           The “Series REIT” (“Series REIT”) is hereby allocated, and shall have associated with such series, such assets and liabilities of the Partnership set forth on the Series REIT Addendum set forth in the books and records of the Partnership and Series REIT (the “Initial Series REIT Assets and Liabilities”) and any and all assets and liabilities that may hereafter be acquired by or allocated to, and associated with, the Series REIT.

(b)           The “Series TRS” (“Series TRS”) is hereby allocated, and shall have associated with such series, such assets and liabilities of the Partnership set forth on the Series TRS Addendum set forth in the books and records of the Partnership and Series TRS (the “Initial Series TRS Assets and Liabilities”) and any and all assets and liabilities that may hereafter be acquired by or allocated to, and associated with, the Series TRS.

(c)           Legal title to any assets allocated to a Series may be held in the name of such Series or in the Partnership’s name, as may be determined by the General Partner of the Partnership.  Each Series may issue Units in such Series, as determined by the Series Board of such Series.

4.2          Limitations on the Series.

(a)           Separate and distinct records shall be maintained for each Series and the assets and liabilities associated with each Series shall be held and accounted for separately from the other assets and liabilities of any other Series for all purposes.  Each Series shall maintain separate bank accounts from each other Series.  Each Series shall issue separate Units having the terms, preferences, powers, rights, and obligations of Units as set forth herein and as may otherwise be set forth on an addendum to this Agreement to be adopted by the Series Board of the applicable Series for any additional Units of such Series, and this Agreement shall accordingly be amended with each such additional addendum.  All Profits and Losses generated by assets allocated to a Series shall inure to the benefit of only the Limited Partners holding Limited Partnership Interests in such Series in accordance with Section 8.1. Subject to Article X, a Series may not be terminated and its affairs wound up pursuant to Section 17-218(k) of the Delaware LP Act without approval of a Majority of the Series Board of such Series and the written approval of the LP Majority Series Holders of such Series and the General Partner of such Series.

(b)           Except to the extent otherwise provided in the Joinder Agreement or other contractual arrangements entered into by the Series, (i) all debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series shall be enforceable against the assets associated with such Series only and not against the assets of the Partnership generally or any other Series, and (ii) none of the debts, liabilities, obligations, or expenses incurred, contracted for, or otherwise existing with respect to the Partnership generally or any other Series shall be enforceable against the assets associated with such Series.  Any Person extending credit to, contracting with, or otherwise having any claim against any Series may look only to the assets associated with that Series to satisfy any such obligation or claim and shall have no claim or right to any assets allocated to or belonging to any other Series or the Partnership generally.  Notice of this limitation on liabilities to Series has been set forth in the Certificate of Limited Partnership, and the statutory provisions of Section 17-218 of the Delaware LP Act (and the statutory effect under Section 17-218 of setting forth such notice in the Certificate of Limited Partnership) shall be applicable to the Partnership and each Series that is hereby, and after the Effective Time may be, established.

(c)           Each Series hereby acknowledges and agrees that any UCC financing statement, or similar filing, made or to be made in respect of indebtedness or other obligations associated with a Series, in order to perfect a security interest in assets associated with such Series may be filed in the name of the Partnership alone (in addition to any such filing that may or may not be made in the name of such Series).  Each Series agrees not to challenge the validity of such filing by reason of its being made in the name of the Partnership (and not in the name of such Series).

4.3          Registered Limited Partners.  The Partnership and each Series shall be entitled to treat the owner of record of any Units as the owner in fact of such Unit for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of the State of Delaware.

4.4          Limitation of Liability.  No Partner (including any general partner) will be obligated personally for any debt, obligation or liability of the Partnership, any Series or any of their respective Subsidiaries or other Partners by reason of being a Partner, whether arising in contract, tort or otherwise.  No Partner shall be obligated to make any Capital Contribution to the Partnership or any Series.  No Partner will have any fiduciary or other duty to another Partner with respect to the business and affairs of the Partnership or of any Series or any of their respective Subsidiaries.  No Partner will have any responsibility to restore any negative balance in his or her Capital Account in respect of any Series or to contribute to or in respect of the liabilities or obligations of the Partnership or of any Series or any of their respective Subsidiaries or return distributions made by the Partnership or any Series; provided that a Partner shall be required to return any distribution to the extent required by the Delaware LP Act or made to it in error.

4.5          Withdrawal or Resignation by a Limited Partner.  So long as a Limited Partner continues to own or hold any Units, such Limited Partner shall not have the ability to withdraw or resign as a Limited Partner of any Series prior to the dissolution and winding up of the Partnership or termination of the applicable Series and any such withdrawal, resignation, attempted withdrawal or attempted resignation by a Limited Partner prior to the dissolution and winding up of the Partnership or termination of the applicable Series shall be null and void.  As soon as any Person who is a Limited Partner ceases to own or hold any Units of a Series, such Person shall no longer be a Limited Partner of such Series.

4.6          Death of a Limited Partner.  The death of any individual Limited Partner shall not cause the dissolution of the Partnership or termination of any Series.  In such event the Partnership and its business shall be continued by the remaining Partner or Partners and the Units owned by the deceased Limited Partner shall automatically be transferred to such Limited Partner’s heirs (provided that, within a reasonable time after such transfer, the applicable heirs shall sign a written joinder to this Agreement substantially in the form of Exhibit A attached hereto).

4.7          Authority.  No Limited Partner, in its capacity as a Limited Partner, shall have the power to act for or on behalf of, or to bind the Partnership or any Series.

4.8          Outside Activities.  Subject to the terms of any written agreement by any Partner to the contrary (including the non-competition agreements with employees of the Partnership or any of its Subsidiaries), a Partner may have business interests and engage in business activities in addition to those relating to the Partnership or any Series, including business interests and activities which compete with the Partnership or any Series, and no Partner (unless such Partner is an employee of the Partnership or any Series or one of their respective Subsidiaries and his or her employment agreement with the Partnership or such Series or Subsidiary, if any, does not provide to the contrary) shall have any duty or obligation to bring any “corporate opportunity” to the Partnership or any Series.  Subject to the terms of any written agreement by any Partner to the contrary, neither the Partnership nor any Series or other Partner shall have any rights by virtue of this Agreement in any business interests or activities of any Partner.

4.9          General Partners.  The Partnership and each Series shall each have one (1) “general partner” (as that term is used in the Delaware LP Act).  Upon execution and delivery of this Agreement, effective as of the Effective Time, the General Partnership Interest (as defined in the Second Amended and Restated Agreement) previously held by LCC Corporation is hereby converted into a General Partnership Interest in the Partnership, a General Partnership Interest in Series REIT, and a General Partnership Interest in Series TRS; and, immediately following such conversion, pursuant to the Contribution Agreement, LCC Corporation hereby contributes its General Partnership Interest in Series TRS to Series REIT; and, immediately following such contribution, Series REIT hereby contributes such General Partnership Interest in Series TRS to TRS I LLC.  From and after the Effective Time, after giving effect to the conversion and contributions set forth in the immediately preceding sentence, the General Partner of the Partnership and the General Partner of Series REIT is LCC Corporation and the General Partner of Series TRS is TRS I LLC.  No General Partner (solely in its capacity as the General Partner of the Partnership or any Series) has any right or obligation to make Capital Contributions, any right to receive, and will not receive, any distributions under this Agreement (or otherwise from the Partnership or any Series), or any right to receive, and will not receive, any allocation of Profits, Losses, or other items of income, gain, loss, deduction or credits of the Partnership or any Series under this Agreement (or otherwise from the Partnership or any Series).  Except as required by applicable law, each General Partner agrees not to resign or withdraw from the Partnership or any Series except (a) with the prior written approval of the LP Majority Series Holders of such Series (in the event of resignation or withdrawal of a General Partner of such Series) or (b) with the prior written approval of the LP Majority Series Holders of both Series REIT and Series TRS (in the event of resignation or withdrawal of the General Partner of the Partnership).

4.10        Transfer of General Partnership Interests.  From and after the Effective Time, after giving effect to the contributions of General Partnership Interests set forth in Section 4.9, a General Partner of the Partnership or any Series may Transfer or assign its General Partnership Interest only if approved in writing by (a) the LP Majority Series Holders of such Series (in the event of a Transfer or assignment of a General Partnership Interest by the General Partner of such Series) or (b) the LP Majority Series Holders of both Series REIT and Series TRS (in the event of a Transfer or assignment of the General Partnership Interest by the General Partner of the Partnership).  Any attempted Transfer or assignment of a General Partnership Interest in violation of the preceding sentence shall be deemed null and void for all purposes.  Subject in all events to the restrictions on any Transfer or assignment of a General Partnership Interest otherwise contained in this Section 4.10, no Transfer or assignment of such General Partnership Interest otherwise permitted by this Section 4.10 may be completed until the prospective transferee is admitted as the general partner of the Partnership or any Series by executing and delivering to the Partnership or such Series a written undertaking to be bound by the terms and conditions of this Agreement as the general partner in such form as shall be reasonably acceptable to the Series Board of the applicable Series, in which case the transferor (i) shall then cease to be the General Partner of the Partnership or the applicable Series, and (ii) shall then no longer possess or have the power to exercise any rights or powers of the General Partner of the Partnership or the applicable Series.

4.11        Certain Administrative Expenses of the General Partners.  Each Series shall, or shall cause one of its Subsidiaries to, pay directly on behalf of the General Partner of such Series and of the Partnership (or reimburse such General Partner for), its pro rata share of all out-of-pocket expenses incurred by such General Partner in connection with such General

Partner’s organization, continued existence as a corporation or limited liability company and corporate governance, including, without limitation, costs of securities offerings, litigation costs and damages arising from litigation, accounting and legal costs, costs associated with the preparation and filing of any tax returns, financial statements or filings with the SEC (as well as any similar type state agency), any national securities exchange or inter-dealer quotation system as well as any and all other administrative related out-of-pocket expenses that may be incurred by, or for the benefit of, such General Partner (or any Subsidiary of a General Partner that is not the Partnership or a Subsidiary of the Partnership (a “GP Subsidiary”)), in each case, other than any Federal, state or local income taxes of the General Partner or any GP Subsidiary.  For the avoidance of doubt, such expenses shall not include amounts payable by a General Partner under any tax receivable or similar agreement.  In no event will any payment by a Series (or any of their respective Subsidiaries) to, or for the benefit of, a General Partner or any GP Subsidiary pursuant to this Section 4.11 be deemed to be a distribution to such General Partner for purposes of this Agreement.

ARTICLE V

UNITS; LIMITED PARTNERSHIP INTERESTS

5.1          Schedule of Series Partners; Units Generally.

(a)           The Limited Partnership Interests of the Limited Partners shall be represented by issued and outstanding Units, which Units shall be issued in Series in accordance with Section 5.2, and any such Series Units may be divided into one or more types, classes or groups, with each type, class or group having the rights and privileges set forth in this Agreement.

(b)           Each Series shall maintain a schedule of all Limited Partners of such Series from time to time, and the respective Units held by them, on the Schedule of Series Partners.  Each Limited Partner owns the number of Series Units as set forth on the Schedule of Series Partners as in effect at the Effective Time.  Ownership of a Unit (or fraction thereof) shall not entitle a Limited Partner to call for a partition or division of any property of the Partnership or any Series or for any accounting.

5.2          Authorization of Series Units.

(a)           Series Units of Series REIT and Series TRS.  Series REIT is hereby authorized to issue Units designated as “Series REIT LP Units” (the “Series REIT LP Units”) with respect to Series REIT, and Series TRS is hereby authorized to issue Units designated as “Series TRS LP Units” (the “Series TRS LP Units”) with respect to Series TRS.  The Series REIT LP Units and Series TRS LP Units shall have the respective rights, powers, preferences, duties and limitations as are set forth in this Agreement.

(i)            The Series REIT LP Units are associated with and issued solely by Series REIT, and the Series TRS LP Units are associated with and issued solely by Series TRS.  As of the Effective Time, the Limited Partners hold such number of Series

REIT LP Units and Series TRS LP Units set forth opposite their names on the Schedule of Series Partners.

(ii)           Each Limited Partner holding a Series REIT LP Unit shall have (A) a right to a distributive share of Profits, Losses, and other items of income, gain, loss, deduction, and credits only in respect of the Series REIT, as provided in this Agreement, (B) a right to the Capital Account only in respect of the Series REIT maintained for such Limited Partner according to Article VI, and (C) the right to receive distributions only from the Series REIT, as provided in this Agreement.

(iii)          Each Limited Partner holding a Series TRS LP Unit shall have (A) a right to a distributive share of Profits, Losses, and other items of income, gain, loss, deduction, and credits only in respect of Series TRS, as provided in this Agreement, (B) a right to the Capital Account only in respect of the Series TRS maintained for such Limited Partner according to Article VI, and (C) the right to receive distributions only from the Series TRS, as provided in this Agreement.

(b)           Other Series Units.  Subject to the provisions of Section 5.3, the Series Board of each Series is authorized to issue Series Units of any type, class or group by adopting an addendum to this Agreement to reflect such issuance and to establish the Series Units to be included in each such type, class or group, and to fix the relative rights, obligations, preferences and limitations of the Series Units of each such type, class or group.

5.3          Conversion and Issuance of Units.

(a)           Effective as of the Effective Time, each issued and outstanding LP Unit held by a Limited Partner immediately prior to the Effective Time is hereby automatically converted into one (1) Series REIT LP Unit and one (1) Series TRS LP Unit.

(b)           Effective immediately following the conversion pursuant to Section 5.3(a), LCC Corporation hereby contributes to Series REIT all of the Series TRS LP Units issued to LCC Corporation pursuant to such conversion, and, immediately thereafter, Series REIT hereby contributes to TRS I LLC all of such Series TRS LP Units.

(c)           Subject to the limitations contained in Section 11.3, after the Effective Time, each Series (with the approval of the Series Board of the applicable Series) may issue additional Series Units of such Series that the applicable Series Board of such Series may provide for pursuant to Section 5.2(b) above.  Upon the issuance of any such Units, the Series Board of the applicable Series shall adjust the Capital Accounts of such Series of the Limited Partners holding Units in such Series as necessary in accordance with Section 6.2.

5.4          New Limited Partners.  In order for a Person to be admitted as a Limited Partner of any Series, such Person shall have executed and delivered to the Series Board of such Series a written joinder to this Agreement substantially in the form of Exhibit A hereto.  Upon the amendment of the Schedule of Series Partners by the applicable Series and the satisfaction of any other applicable conditions, including, if a condition, the receipt by such Series of payment for the issuance of any applicable Units, such Person shall be admitted as a Limited Partner of such Series and deemed listed as such on the books and records of such Series and shall be issued such Limited Partner’s Series Units, and the Series shall modify the applicable Schedule of Series Partners to reflect such admittance.  The Series Board of such Series shall also adjust the Capital Accounts of the Limited Partners in respect of such Series as necessary in accordance with Section 6.2.

5.5          Ladder Class A Shares and Ladder Class B Shares.  The Partnership and LCC Corporation hereby agree that:

(a)           Additional Ladder Class A Shares.

(i)            If at any time LCC Corporation issues any Ladder Class A Shares (other than an issuance of the type covered by Section 5.5(a)(ii)), LCC Corporation shall promptly contribute to Series REIT all the net proceeds (if any) received by LCC Corporation with respect to the issuance of such Ladder Class A Shares, and Series REIT shall issue to LCC Corporation a number of Series REIT LP Units that is equal to the number of Ladder Class A Shares issued, registered in the name of LCC Corporation, such that, at all times, the number of Series REIT LP Units held by LCC Corporation (as well as any direct or indirect wholly-owned Subsidiary of LCC Corporation) equals the number of outstanding Ladder Class A Shares.

(ii)           If at any time LCC Corporation issues one or more Ladder Class A Shares in connection with an equity incentive program (including, without limitation, pursuant to the 2011 Phantom Equity Plan), whether such Ladder Class A Share(s) are issued upon exercise (including cashless exercise) of an option, settlement of a restricted stock unit, as restricted stock or otherwise, Series REIT shall issue to LCC Corporation an equal number of Series REIT LP Units registered in the name of LCC Corporation; provided that LCC Corporation shall be required to contribute all of the net proceeds (if any) received by LCC Corporation from or otherwise in connection with such issuance of one or more Ladder Class A Shares, including the exercise price of any option exercised, to Series REIT.  If any such Ladder Class A Shares so issued by LCC Corporation in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the Series REIT LP Units that are issued by Series REIT to LCC Corporation in connection therewith in accordance with the preceding provisions of this Section 5.5(a)(ii) shall be subject to vesting or forfeiture on the same basis; and if any of such Ladder Class A Shares vest or are forfeited, then an equal number of Series REIT LP Units issued by Series REIT in accordance with the preceding provisions of this Section 5.5(a)(ii) shall automatically vest or be forfeited. Any cash or property held by LCC Corporation in respect of dividends paid on restricted Ladder Class A Shares that fail to vest shall be returned to Series REIT upon the forfeiture of such restricted Ladder Class A Shares.

(iii)          For purposes of this Section 5.5(a), “net proceeds” means gross proceeds to LCC Corporation from the issuance of Ladder Class A Shares less all bona fide out-of-pocket expenses of LCC Corporation in connection with such issuance.

(b)           Repurchase or Redemption of Ladder Class A Shares.  If, at any time, any Ladder Class A Shares are repurchased or redeemed (whether by exercise of a put or call,

pursuant to an open market purchase, automatically or by means of another arrangement) by LCC Corporation for cash and subsequently cancelled, then Series REIT shall, immediately prior to such repurchase or redemption of Ladder Class A Shares, redeem an equal number of Series REIT LP Units held by LCC Corporation, at an aggregate redemption price for the Series REIT LP Units equal to the aggregate purchase or redemption price of the Ladder Class A Shares being repurchased or redeemed by LCC Corporation (plus any expenses related thereto) and upon such other terms as are the same for the Ladder Class A Shares being repurchased or redeemed by LCC Corporation.

(c)           Changes in Ladder Class A Shares.  Any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of Ladder Class A Shares shall be accompanied by an identical subdivision or combination, as applicable, of each of Series REIT LP Units, Series TRS LP Units, and Ladder Class B Shares.

(d)           Corresponding Issuances and Redemptions of Series TRS LP Units.  If at any time Series REIT issues any Series REIT LP Units to LCC Corporation pursuant to Section 5.5(a), then Series TRS shall issue a corresponding number of Series TRS LP Units to TRS I LLC, which in turn shall issue to Series REIT a number of TRS I LLC Shares equal to the number of Series REIT LP Units so issued pursuant to Section 5.5(a).  If, at any time, any Series REIT LP Units are redeemed for cash and subsequently cancelled pursuant to Section 5.5(b), then Series TRS shall, simultaneously with such redemption of Series REIT LP Units, redeem an equal number of Series TRS LP Units held by TRS I LLC (or, to the extent Series TRS LP Units have been exchanged for TRS I LLC Shares, such TRS I LLC Shares shall be redeemed by TRS I LLC), at the same redemption price as that of such Series REIT LP Units and upon such other terms as are the same for such Series REIT LP Units being redeemed.

5.6          2008 Incentive Equity Plan and Equity Grant Agreements.  Any and all references in the 2008 Incentive Equity Plan or any Equity Grant Agreement to any “Forfeited Class A-2 Common Unit”, any “Re-Issued Class A-2 Common Unit”, any “Repurchased Class A-2 Common Unit”, or to “Section 5.9”, “Section 5.10” or “Section 5.11” of the “Partnership Agreement” or the “LLC Agreement,” and any related provisions set forth in the 2008 Incentive Equity Plan or any Equity Grant Agreement applicable specifically with respect to such terms, shall be deemed to be null and void.

ARTICLE VI

CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

6.1          Capital Contributions.  Prior to the Effective Time, each Limited Partner made, or was deemed to have made, the Capital Contributions giving rise to such Limited Partner’s Capital Account (as defined in the Second Amended and Restated Agreement) in the Partnership as of immediately prior to the Effective Time.  No Limited Partner shall make or be required to make any additional Capital Contributions to the Partnership or any Series with respect to such Limited Partner’s Series REIT LP Units or Series TRS LP Units.

6.2          Capital Accounts.

(a)           Maintenance Rules.  There shall be maintained for each Limited Partner a separate capital account with respect to each Series in which such Limited Partner holds Series Units (a “Capital Account”) in accordance with this Section 6.2(a).  Each Capital Account shall be maintained in accordance with the following provisions:

(i)            Upon execution and delivery of this Agreement, as of the Effective Time, the balance of each Limited Partner’s Capital Account in the Partnership shall be allocated to such Limited Partner’s Capital Account hereby established for such Limited Partner in respect of each of Series REIT and Series TRS pro rata, as determined by the Series Boards of all Series, based on the Book Value of the assets allocated to Series REIT and Series TRS.

(ii)           Such Capital Account in respect of each Series shall be increased by the cash amount or Book Value of any property contributed by such Limited Partner to such Series pursuant to this Agreement, such Limited Partner’s allocable share of Profits of such Series and any items in the nature of income or gains of such Series which are specially allocated to such Limited Partner pursuant to Section 5.5(d), Section 8.2 or Section 8.3, and the amount of any liabilities of such Series assumed by such Limited Partner or which are secured by any property of such Series distributed to such Limited Partner.

(iii)          Such Capital Account in respect of each Series shall be decreased by the cash amount or Book Value of any property of such Series distributed to such Limited Partner pursuant to this Agreement, such Limited Partner’s allocable share of Losses of such Series and any items in the nature of deductions or losses of such Series which are specially allocated to such Limited Partner pursuant to Section 8.2 or Section 8.3 and the amount of any liabilities of such Limited Partner assumed by such Series or which are secured by any property contributed by such Limited Partner to such Series.

(iv)          If all or any portion of a Series Unit is transferred in respect of such Series in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account in respect of such Series of the transferor to the extent it relates to the transferred Unit (or portion thereof).

(v)           Upon any revaluation described in paragraph (B) of the definition of “Book Value”, the Capital Accounts of the Limited Partners in respect of the applicable Series shall be adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f).

(vi)          In determining the amount of any liability for purposes of subsections (ii) and (iii) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and the Treasury Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.  If the

Series Board of a Series determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the Series Board of such Series may authorize such modifications.

(b)           Definition of Profits and Losses.  “Profits” and “Losses” mean, for each Taxable Year or other period, an amount equal to the taxable income or loss, respectively, of a Series for such Taxable Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)            The computation of all items of income, gain, loss and deduction shall include tax exempt income and those items described in Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

(ii)           If the Book Value of any property of a Series is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property (provided that if the Book Value of any property of a Series is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5)(i), the allocation of gain or loss shall be made immediately prior to the related acquisition of the interest in such Series).

(iii)          Items of income, gain, loss or deduction attributable to the disposition of property of a Series having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property, notwithstanding that the adjusted tax basis of such property differs from its Book Value.

(iv)          Items of depreciation, amortization and other cost recovery deductions with respect to property of a Series having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v)           To the extent an adjustment to the adjusted tax basis of any property of a Series pursuant to Code Sections  732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

6.3          Negative Capital Accounts.  If any Partner has a deficit balance in its Capital Account with respect to any Series, such Partner shall have no obligation to restore such negative balance or to make any Capital Contributions to the Partnership or such Series by reason thereof, and such negative balance shall not be considered an asset of any Series, the Partnership or any Partner.

6.4          No Withdrawal.  No Limited Partner will be entitled to withdraw any part of his or its Capital Contribution or Capital Account with respect to any Series or to receive any distribution from any Series, except as expressly provided in this Agreement.

6.5          Loans From Partners.  Loans by Partners to the Partnership or any Series shall not be considered Capital Contributions.

6.6          Status of Capital Contributions.  No Partner shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account with respect to any Series, except as otherwise specifically provided in this Agreement.  Except as otherwise provided herein, no Partner shall be required to lend any funds to the Partnership or any Series or to make any additional Capital Contributions to the Partnership or any Series.

ARTICLE VII

DISTRIBUTIONS

7.1          Generally.

(a)           Subject to Section 5.5(d) and Sections 7.2 and 7.3, each Series Board shall have sole discretion regarding the amounts and timing of distributions to Limited Partners of such Series, in each case, subject to the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of such Series which shall include the payment or the making of provision for the payment when due of such Series’ obligations, including the payment of any management or administrative fees and expenses or any other obligations.

(b)           Notwithstanding any provision to the contrary contained in this Agreement, (i) neither the Partnership nor any Series shall make any distribution to Limited Partners if such distribution would violate Section 17-218(j) of the Delaware LP Act or other applicable law and (ii) in no event shall the General Partner (solely in its capacity as General Partner) of the Partnership or any Series be entitled to receive any distributions from the Partnership or any Series.

7.2          Discretionary Distributions.  Subject to Section 5.5(d) and Section 7.3, available cash or other assets (taking such other assets into account at their Fair Market Value at the time of distributions) associated with a Series shall be distributed, at such times and in such amounts as the Series Board of such Series determines in its sole discretion, to the holders of the Series Units of such Series (pro rata based on the then issued and outstanding Series Units of such Series); provided, however, that, when, as, and if the Series Board of Series REIT makes a distribution of available cash or other assets associated with Series REIT, LCC Corporation shall be entitled to receive one hundred percent (100%) of any and all distributions made by Series REIT in respect of cash or other assets associated with Series REIT derived from distributions received by Series REIT from TRS I LLC; and, provided further, that LCC Corporation will participate pro rata in all other distributions with respect to the issued and outstanding Series REIT LP Units then owned by LCC Corporation.

7.3          Tax Distributions.

(a)           Subject to the restrictions of any then applicable debt financing agreements of the Partnership, any Series, and any of their respective Subsidiaries and subject to the retention of any other amounts necessary to satisfy the obligations of the Partnership, any Series, and any of their respective Subsidiaries, at least five days before each date prescribed by the Code for a calendar year individual to pay quarterly installments of estimated tax, each Series shall use commercially reasonable efforts to distribute to each Limited Partner of such Series cash in proportion to and to the extent of such Limited Partner’s Quarterly Estimated Tax Amount for the applicable calendar quarter with respect to such Series.  If, at any time after the final Quarterly Estimated Tax Amount with respect to a Series has been distributed pursuant to the previous sentence with respect to any Taxable Year, the aggregate Tax Distributions with respect to such Series to the Limited Partners of such Series with respect to such Taxable Year are less than the Limited Partners’ aggregate Tax Amounts with respect to such Series for such Taxable Year (a “Shortfall Amount”), such Series shall use commercially reasonable efforts to distribute cash equal to the Shortfall Amount to each Limited Partner of such Series in proportion to the number of Units in such Series owned by each Limited Partner of such Series.  Each Series shall use commercially reasonable efforts to distribute any Shortfall Amount with respect to a Taxable Year before the 75th day of the next succeeding Taxable Year.  If the aggregate distributions made by a Series to the Limited Partners of such Series pursuant to this Section 7.3(a) for any Taxable Year exceed the Limited Partners’ aggregate Tax Amount in respect of such Series (an “Excess Amount”), such Excess Amount shall reduce subsequent distributions that would be made by such Series pursuant to this Section 7.3(a).

(b)           Notwithstanding the provisions of subsection (a), merely for purposes of determining the amount of any Tax Distributions by Series TRS hereunder in respect of any quarterly period, the General Partner of Series TRS shall be permitted to calculate the Quarterly Estimated Tax Amount in respect of Series TRS of Limited Partners holding Series TRS LP Units, taking into account the amount, if any, of such Limited Partner’s pro rata portion of (i) the cumulative amount of any distributions out of Series REIT in excess of the Tax Distributions made by Series REIT and (ii) any Losses of Series REIT for such quarterly period, and shall be permitted to offset the amount of such Losses against any Profits of Series TRS in such quarterly period.

(c)           (i) In addition to Tax Distributions described in Section 7.3(a), with respect to any applicable time period occurring prior February 11, 2014, Series REIT will continue to be obligated to make Tax Distributions (as such term is defined in the Initial Agreement) after February 11, 2014, to the applicable Limited Partners (as such term is defined in the Initial Agreement) in the manner provided for in Section 7.3 of the Initial Agreement (but only to the extent such Tax Distributions were not otherwise made by the Partnership prior to February 11, 2014).  (ii) In addition to Tax Distributions described in Section 7.3(a), with respect to any applicable time period occurring prior to the Effective Time, Series REIT will be obligated to make Tax Distributions (as such term is defined in the First Amended and Restated Agreement) after the Effective Time to the applicable Limited Partners (as such term is defined in the Amended and Restated Agreement) in the manner provided for in Section 7.3 of the Amended and Restated Agreement (but only to the extent such Tax Distributions were not otherwise made by the Partnership prior to the Effective Time).

(d)                                 Distributions made by a Series pursuant to this Section 7.3 (including as described in Section 7.3(b)) shall not be considered advances on distributions by such Series made pursuant to Section 7.2, and shall not reduce the distributions to be made by such Series to any Limited Partner of such Series under Section 7.2.  No Limited Partner shall be liable to the Partnership or any Series for any amount distributed to it pursuant to this Section 7.3 or for any interest on such amount.

7.4                               Withholding Taxes.  If any Series is required by law to make any payment on behalf of a Limited Partner of such Series in his, her or its capacity as such (including in respect of withholding taxes, personal property taxes, and unincorporated business taxes, etc.), then such Series will reduce current or subsequent distributions which would otherwise be made to such Limited Partner with respect to such Series until such Series has recovered the amount paid on behalf of such Limited Partner (and the amount of such reduction will be deemed to have been distributed for all purposes of this Agreement, but such deemed distribution will not further reduce such Limited Partner’s Capital Account with respect to such Series).

7.5                               REIT Distribution Requirements.  So long as an Affiliated REIT owns, directly or indirectly, any interest in Series REIT, then notwithstanding any other provision of this Agreement, Series REIT shall make such distributions at such times and in such amounts as are necessary for such Affiliated REIT to qualify as a REIT and avoid the payment of federal or state income or excise tax, as determined in such Affiliated REIT’s sole discretion.

ARTICLE VIII

ALLOCATIONS

8.1                               Allocations of Profits and Losses.  The Profit and Loss of each Series for any fiscal period shall be allocated among the Limited Partners holding Series Units of such Series in such a manner that, as of the end of such fiscal period and to the extent possible, the Capital Account of each Limited Partner with respect to such Series shall be equal to the respective net amount which would be distributed to such Limited Partner under this Agreement, determined as if such Series were to (a) liquidate the assets associated with such Series for an amount equal to their Book Value as of the end of such fiscal period and (b) distribute the proceeds in liquidation in accordance with Section 10.2; provided, however, that, for purposes of clarity, the Profit and Loss of Series REIT that is attributable to Profit and Loss of TRS I LLC shall be allocated one hundred percent (100%) to LCC Corporation.

8.2                               Regulatory and Special Allocations.  Notwithstanding the provisions of Section 8.1:

(a)                                 To the extent an adjustment to the adjusted tax basis of any asset associated with a Series pursuant to Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts of such Series, the amount of such adjustment to the

Capital Accounts of such Series shall be treated, as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), as an item of Profit (if the adjustment increases the basis of the asset) or Loss (if the adjustment decreases such basis) and such Profit or Loss shall be specially allocated to the Partners of such Series in a manner consistent with the manner in which their Capital Accounts in respect of such Series are required to be adjusted pursuant to the Treasury Regulations.

(b)                                 If there is a net decrease in Partnership Minimum Gain with respect to any Series (determined according to Treasury Regulation Section 1.704-2(d)(1)) during any Taxable Year, each Limited Partner of such Series shall be specially allocated Profits of such Series for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain in such Series, determined in accordance with Treasury Regulation Section 1.704-2(g).  The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(f)(6) and 1.704-2(j)(2).  This paragraph is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(c)                                  Partner Nonrecourse Deductions with respect to any Series shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i).  Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Minimum Gain with respect to any Series during any Taxable Year, each Limited Partner of such Series that has a share of such Partner Minimum Gain shall be specially allocated Profits of such Series for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Partner’s share of the net decrease in Partner Minimum Gain in such Series.  Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Section 1.704-2(i)(4) and 1.704-2(j)(2).  This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(d)                                 In the event any Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) with respect to any Series, Profits of such Series shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit of such Series created by such adjustments, allocations or distributions as quickly as possible.  This paragraph is intended to comply with the qualified income offset requirement in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(e)                                  The allocations set forth in paragraphs (a), (b), (c) and (d) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704.  Notwithstanding any other provisions of this Article VIII (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses with respect to any Series among Partners holding Series Units in such Series so that, to the extent possible, the net amount of such allocations of Profits and Losses of such Series and other items and the Regulatory Allocations to each Limited Partner of such Series shall be equal to the net amount that would have been allocated to such Limited Partner if the Regulatory Allocations had not occurred.

8.3                               Curative Allocations.  If the Tax Matters Partner of a Series determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of income, gain, loss, deduction or credit with respect to such Series is not specified in this Article VIII (an “unallocated item”), or that the allocation of any item of income, gain, loss, deduction or credit with respect to such Series hereunder is clearly inconsistent with the Partners’ economic interests in such Series (determined by reference to the general principles of Treasury Regulation Section 1.704-1(b) and the factors set forth in Treasury Regulation Section 1.704-1(b)(3)(ii)) (a “misallocated item”), then the Series Board of such Series may allocate such unallocated items, or reallocate such misallocated items, to reflect such economic interests; provided that no such allocation will be made without the prior consent of each Limited Partner of such Series that would be affected thereby (which consent no such Limited Partner may unreasonably withhold); and provided, further, that no such allocation shall have any material effect on the amounts distributable to any Partner, including the amounts to be distributed upon the complete liquidation of the Partnership.

8.4                               Tax Allocations.

(a)                                 All income, gains, losses, deductions and credits of a Series shall be allocated, for federal, state and local income tax purposes, among the Partners of such Series in accordance with the allocation of such income, gains, losses, deductions and credits among such Partners for computing their Capital Accounts with respect to such Series, except that if any such allocation for tax purposes is not permitted by the Code or other applicable law, the subsequent income, gains, losses, deductions and credits with respect to such Series shall be allocated among the Partners of such Series for tax purposes, to the extent permitted by the Code and other applicable law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts with respect to such Series.  Each item of income, gain, loss, deduction and credit realized by a Series in any taxable year shall be allocated pro rata to the Partners of such Series according to the amount of Profit or Loss, as the case may be, of such Series allocated to them in such year.

(b)                                 Items of taxable income, gain, loss and deduction of a Series with respect to any property of such Series contributed to the capital of such Series shall be allocated among the Partners of such Series in accordance with Code Section 704(c) and the traditional method of Treasury Regulation Section 1.704-3(b), or such other method elected by the Series Board of such Series, so as to take account of any variation between the adjusted basis of such property to such Series for federal income tax purposes and its Book Value.

(c)                                  If the Book Value of any property of any Series is adjusted pursuant to Section 6.2(a)(iv), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

(d)                                 Allocations of tax credit, tax credit recapture, and any items related thereto of a Series shall be allocated to the Partners of such Series according to their interests in such items as determined by the Series Board of such Series taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(e)                                  Allocations pursuant to this Section 8.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account in respect of a Series or share of Profits, Losses, distributions or other items of any Series pursuant to any provisions of this Agreement.

ARTICLE IX

ELECTIONS AND REPORTS

9.1                               Generally.  Each Series will keep appropriate books and records with respect to the business of such Series.  Series REIT shall exercise full and exclusive discretion over all tax matters relating to or affecting Series REIT.  Series TRS shall exercise full and exclusive discretion over all tax matters relating to or affecting Series TRS.

9.2                               Tax Status.  The Partners intend that each Series be treated as a separate partnership for federal, state and local income tax purposes, and each Series and each Partner shall file all tax returns on the basis consistent therewith.

9.3                               Tax Elections.  Each Series Board will determine whether to make or revoke any available election by such Series pursuant to the Code.  Each Partner will upon request supply the information necessary to give proper effect to any such election.

9.4                               Tax Controversies.  The General Partner of each Series shall be the “Tax Matters Partner” (as such term is defined in Code Section 6231) for such Series.  The Tax Matters Partner of each Series is authorized and required to represent such Series (at the expense of such Series) in connection with all examinations of such Series’ affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend funds of such Series for professional services and costs associated therewith.  Each Partner of a Series agrees to cooperate with the Tax Matters Partner of such Series and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner of such Series with respect to the conduct of such proceedings.  Subject to the foregoing proviso, the Tax Matters Partner of a Series will have sole discretion to determine whether such Series (either in its own behalf or on behalf of the Partners of such Series) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority.  Any deficiency for taxes imposed on any Partner (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Partner.

9.5                               Access to Financial Information.  Each Limited Partner shall have the right, upon reasonable request, to be provided access to the most recent audited financial statements of the Partnership, to the extent reasonably related to such Limited Partner’s interest as a Limited Partner; provided that the most recent Annual Report on Form 10-K filed with the SEC by LCC Corporation shall satisfy the foregoing requirement to provide access to such information.  Each Limited Partner hereby irrevocably waives any and all rights that such Limited Partner may have to receive information from the Partnership, any Series, or any General Partner, other than as provided in this Agreement.

9.6                               Schedule K-1.  Each Series shall use reasonable efforts to provide each Partner in such Series with such Partner’s U.S. Internal Revenue Schedule K-1 for such Series for each fiscal year within 90 days after the end of such fiscal year.

ARTICLE X

DISSOLUTION AND LIQUIDATION

10.1                        Dissolution.

(a)                                 The Partnership shall be dissolved and its affairs wound up only upon the happening of any of the following events:

(i)                                     Upon the election to dissolve the Partnership by action of the Series Boards of both Series REIT and Series TRS, and with the written approval of the LP Majority Series Holders of both Series REIT and Series TRS, the General Partner of the Partnership, and the General Partner of each Series;

(ii)                                  Upon the termination of all Series pursuant to Section 10.1(b); or

(iii)                               The entry of a decree of judicial dissolution under Section 17-802 of the Delaware LP Act; provided that, notwithstanding anything contained herein to the contrary, no Partner shall make an application for the dissolution of the Partnership pursuant to Section 17-802 of the Delaware LP Act without the unanimous approval of the Partners of each Series.

Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the winding up of the Partnership has been completed, the assets of the Partnership have been distributed as provided in Section 10.2 and the Certificate of Limited Partnership shall have been canceled.  For so long as there is at least one Limited Partner of any Series, the Partnership shall not be dissolved pursuant to Section 17-801(4) of the Delaware LP Act.

(b)                                 A Series shall be terminated and its affairs shall be wound up on the first to occur of the following:

(i)                                     Upon the election to terminate the Series by action of the Series Board of such Series and with the written approval of the LP Majority Series Holders of such Series and the General Partner of such Series; or

(ii)                                  The entry of a decree of judicial termination of such Series under Section 17-218(m) of the Delaware LP Act; provided that, notwithstanding anything contained herein to the contrary, no Partner shall make an application for termination of a Series pursuant to Section 17-218(m) of the Delaware LP Act without the unanimous approval of the Partners of such Series;

The termination and winding up of a Series shall not, in it of itself, cause a dissolution of the Partnership or the termination of any other Series.  The termination of a single Series shall not affect the limitation on liabilities of such Series or any other Series provided by this Agreement and the Delaware LP Act.

10.2                        Liquidation.

(a)                                 Liquidator.  Upon (i) dissolution of the Partnership, the General Partner of the Partnership or (ii) termination of a Series, the Series Board of such Series, in each case, will appoint a person to act as the “Liquidator” of the Partnership or such Series, as applicable, and such person shall act as the Liquidator unless and until a successor Liquidator is appointed as provided in this Section 10.2.  The Liquidator will agree not to resign at any time without 30 days’ prior written notice to the General Partner of the Partnership (in connection with dissolution of the Partnership) or the Series Board of the applicable Series (in connection with termination of a Series).  The Liquidator may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by the General Partner of the Partnership (in connection with dissolution of the Partnership) or the Series Board of the applicable Series (in connection with termination of a Series).  Any successor Liquidator will succeed to all rights, powers and duties of the former Liquidator.  The right to appoint a successor or substitute Liquidator in the manner provided in this Section 10.2 will be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions of this Agreement, and every reference in this Agreement to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner provided in this Section 10.2.  The Liquidator will receive as compensation for its services as the General Partner of the Partnership (in connection with dissolution of the Partnership) or the Series Board of the applicable Series (in connection with termination of a Series) may approve, plus, in either case, reimbursement of the Liquidator’s reasonable out-of-pocket expenses in performing its duties.

(b)                                 Liquidating Actions.  The Liquidator will liquidate the assets of the Partnership (in connection with dissolution of the Partnership) or the assets associated with the Series that has been terminated, as applicable, and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(i)                                     First, to the payment of the debts and obligations of the Partnership (in connection with dissolution of the Partnership) or of such Series that has been terminated, as applicable, to its creditors (including Partners), including sales commissions and other expenses incident to any sale of the assets of the Partnership or the assets associated with such Series, as applicable, in order of the priority provided by law.

(ii)                                  Second, to the establishment of and additions to such reserves as the General Partner of the Partnership (in connection with dissolution of the Partnership) or the Series Board of the Series that has been terminated, as applicable, deems necessary or appropriate.

(iii)                               Third, to the Partners of each Series (in connection with dissolution of the Partnership) or of the Series that has been terminated, as applicable, in accordance with Section 7.2.

The reserves established pursuant to clause (ii) above will be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the General Partner of the Partnership (in connection with dissolution of the Partnership) or the Series Board of the Series that has been terminated, as applicable, deems advisable, such reserves will be distributed to the Partners of each Series (in connection with dissolution of the Partnership) or of the Series that has been terminated, as applicable, in accordance with Section 7.2 in the manner provided above in this Section 10.2(b).  The allocations and distributions provided for in this Agreement are intended to result in the Capital Account of each Partner immediately prior to the distribution of assets pursuant to this Section 10.2(b) being equal to the amount distributable to such Partner pursuant to this Section 10.2(b).

(c)                                  Distribution in Kind.  Notwithstanding the provisions of Section 10.2(b) which require the liquidation of the assets of the Partnership (in connection with dissolution of the Partnership) or the assets associated with a Series that has been terminated, as applicable, but subject to the order of priorities set forth in Section 10.2(b), if, upon dissolution of the Partnership or termination of a Series, the General Partner of the Partnership (in connection with dissolution of the Partnership) or the Series Board of a Series that has been terminated, as applicable, determines that an immediate sale of part or all of the Partnership’s or such Series’ assets would be impractical or could cause undue loss to the Partners, the General Partner of the Partnership or such Series Board, as applicable may, in its sole discretion, defer the liquidation of any assets except those necessary to satisfy the liabilities and reserves of the Partnership or the applicable Series, respectively, and may, in its absolute discretion, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 10.2(b), undivided interests in such assets as the Liquidator deems not suitable for liquidation.  Any such distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time.  For purposes of any such distribution, any property to be distributed will be valued at its Fair Market Value.

(d)                                 Reasonable Time for Winding Up.  A reasonable time will be allowed for the orderly winding up of the business and affairs of the Partnership or any Series and the liquidation of its assets pursuant to Section 10.2(b) in order to minimize any losses otherwise attendant upon such winding up.  Distributions upon liquidation of the Partnership or any Series (or any Partner’s interest in the Partnership or such Series) and related adjustments will be made by the end of the Taxable Year of the liquidation (or, if later, within 90 days after the date of such liquidation) or as otherwise permitted by Treasury Regulation Section 1.704-1(b)(2)(ii)(b).

(e)                                  Termination.  Upon completion of the distribution of the assets of the Partnership as provided in Section 10.2(b), the Partnership shall be terminated and the Liquidator shall cause the cancellation of the Certificate of Limited Partnership in the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

ARTICLE XI

TRANSFER OF UNITS

11.1                        Restrictions.

(a)                                 Transfers by Exchangeable Limited Partners.  From and after the Charter Amendment Time, an Exchangeable Limited Partner may Transfer Units only (i) to any Permitted Transferee of such Exchangeable Limited Partner; (ii) with the prior written approval of the Series Board or the General Partner of the applicable Series of which Units are proposed to be Transferred; (iii) as an Exchange pursuant to Article XII; (iv) to LCC Corporation (in the case of Series REIT LP Units) or TRS I LLC (in the case of Series TRS LP Units); or (v) in the case of an Exchangeable Limited Partner who is an individual, pursuant to applicable laws of descent and distribution.

(b)                                 Transfers by Ladder Limited Partners.  From and after the Charter Amendment Time, a Ladder Limited Partner may Transfer Units only (i) to LCC Corporation or to another Ladder Limited Partner; (ii) to the Partnership; (iii) with the prior written approval of the LP Majority Series Holders of the applicable Series of which Units are proposed to be Transferred; or (iv) pursuant to a pledge to any third party lender(s) to such Ladder Limited Partner.

(c)                                  Restrictions on Transfer before the Charter Amendment Time.  From and after the Effective Time through the Charter Amendment Time, no Limited Partner shall be permitted to Transfer any Unit if, upon completion of such proposed Transfer, the Transfer restrictions set forth on Schedule 4 hereto would be violated, applying such Transfer restrictions on an As-Exchanged Basis.  For purposes of this Section 11(c), “As-Exchanged Basis” means, as of any time of determination, that, immediately following the proposed Transfer, the proposed transferee shall be treated as if such transferee owned, in addition to any Ladder Class A Shares then Beneficially Owned by such transferee, that number of Ladder Class A Shares which such proposed transferee would Beneficially Own if all Units proposed to be Transferred, together with a corresponding number of Ladder Class B Shares, and all other securities convertible into or exchangeable or exercisable for Ladder Class A Shares then held by such Limited Partner, had been converted into or exchanged or exercised for Ladder Class A Shares.  As used in this Section 11.1(c), the terms “Beneficially Own” and “Beneficially Owned” shall have the meanings set forth in Schedule 4 hereto.

(d)                                 Effects of a Permitted Transfer.  Following a Transfer of any Unit(s) that is permitted under this Article XI, the transferee of such Unit(s) shall succeed to the Capital Account associated with such Unit(s) and shall receive allocations and distributions under Articles VI, VII, VIII and X in respect of such Unit(s).  Notwithstanding the foregoing, Profits, Losses and other items with respect to any Series will be allocated between the transferor and the transferee according to Code Section 706.  Any Limited Partner who Transfers all of his or its Units with respect to any Series (i) shall cease to be a Limited Partner with respect to such Series upon such Transfer, and (ii) shall no longer possess or have the power to exercise any rights or powers of a Limited Partner of such Series.

(e)                                  Void Transfers.  Each Limited Partner acknowledges and agrees that such Limited Partner shall not Transfer any Unit(s) except in accordance with the provisions of this Article XI and, to the extent applicable to such Limited Partner, any Equity Grant Agreement.  Any attempted Transfer of any Unit(s) in violation of the preceding sentence shall be deemed null and void for all purposes, and neither the Partnership nor any Series will record any such Transfer on its books or treat any purported transferee as the owner of such Unit(s) for any purpose.

(f)                                   Transfers by Limited Partners to Permitted Transferees.  If any Limited Partner Transfers Units to a Permitted Transferee and an event occurs which causes such Permitted Transferee to cease to be a Permitted Transferee (as herein defined) of such Limited Partner unless, prior to such event, such Permitted Transferee Transfers such Units back to such Limited Partner or to another Permitted Transferee of such Limited Partner (but only if such Limited Partner or such Permitted Transferee of such Limited Partner has complied with the provisions of Section 11.2), then, in each case, such event or Transfer shall be deemed a Transfer of Units subject to all of the restrictions on Transfers of Units set forth in this Agreement, including this Section 11.1.

11.2                        Procedures for Transfer.

(a)                                 Notwithstanding anything to the contrary in this Agreement, (i) no transferee of any Unit(s) received pursuant to a Transfer (but excluding transferees that were Limited Partners of a Series immediately prior to such a Transfer, who shall automatically become a Limited Partner with respect to any additional Units of such Series they so acquire) shall become a Limited Partner in respect of or be deemed to have any ownership rights in the Unit(s) so Transferred unless the purported transferee is admitted as a Limited Partner of the applicable Series as set forth in Section 11.2(b), (ii) from and after the Charter Amendment Time, if requested by a Series, no Limited Partner may Transfer any Units of such Series (except pursuant to an effective registration statement under the Securities Act or to members of such Limited Partner’s Family Group without consideration (but only if such Series has received from the transferor written evidence that is reasonably satisfactory to the Series Board of such Series demonstrating that such Transfer is to a member of such Limited Partner’s Family Group without consideration)) without first delivering to such Series an opinion of counsel reasonably acceptable in form and substance to the Series Board of such Series (which counsel will be reasonably acceptable to the Series Board of such Series) that registration under the Securities Act is not required in connection with such Transfer; provided that such Series shall only make such request for an opinion of counsel if the Series Board of such Series has a reasonable basis to believe that registration under the Securities Act may be required in connection with such Transfer, and (iii) no Limited Partner may Transfer any Units if such Transfer would violate the Securities Act or other applicable securities laws.  The applicable Series shall modify the Schedule of Series Partners from time to time to reflect the admittance of any such Limited Partner to such Series.

(b)                                 Subject in all events to the general restrictions on Transfers contained in Sections 11.1 and 11.3, no Transfer of Series Unit(s) may be completed to a Person that is not already a Limited Partner of such Series until the prospective transferee is admitted as a Limited Partner of such Series by executing and delivering to such Series a written joinder to this

Agreement substantially in the form of Exhibit A hereto.  Upon the amendment of the Schedule of Series Partners by such Series, such prospective transferee shall be admitted as a Limited Partner of such Series and deemed listed as such on the books and records of the applicable Series.

11.3                        Limitations.

(a)                                 In order to permit each Series to qualify for the benefit of a “safe harbor” under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer of any Unit shall be permitted or recognized by any Series (within the meaning of Treasury Regulation Section 1.7704-1(d)) and no Series shall issue any Units if and to the extent that such Transfer or issuance would cause such Series to have more than 100 partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look through rule in Treasury Regulation Section 1.7704-1(h)(3)).

(b)                                 Notwithstanding anything to the contrary in this Agreement, no Series Unit may be Transferred and no Series may issue any Unit unless (i) such Transfer or issuance, as the case may be, shall not affect the existence of such Series or the Partnership or qualification of the Partnership as a limited liability limited partnership under the Delaware LP Act, (ii) such Transfer or issuance, as the case may be, shall not cause such Series to be classified as other than a partnership for United States federal income tax purposes, and (iii) such Transfer shall not cause all or any portion of the assets associated with such Series to constitute “plan assets” under the Employee Retirement Income Security Act of 1974, the related provisions of the Code and the respective rules and regulations promulgated thereunder, in each case as amended from time to time.

11.4                        Pledge of Units.  Notwithstanding anything contained herein to the contrary, to the extent any Limited Partner pledges any Units owned by such Limited Partner in a manner permitted by Section 11.1(a) (including, without limitation, by receiving the written approval of the applicable Series Board or General Partner, to the extent applicable), then such permitted pledge of such Units shall not be considered a “Transfer” for purposes of Section 11.2; provided that, as a point of clarity, such Section 11.2 shall be applicable in connection with any transfer or assignment of any such Units in connection with the exercise of any remedies by the applicable beneficiary of such permitted pledge of such Units.

ARTICLE XII

EXCHANGES OF SERIES TRS LP UNITS FOR TRS I LLC SHARES AND SERIES REIT LP UNITS FOR LADDER CLASS A SHARES

12.1                        Additional Defined Terms.  For purposes of this Agreement, the following terms have the following meanings:

Except as provided in Section 11.1(c) and Schedule 4, a “Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Change of Control” means the occurrence of any of the following events after February 11, 2014:

(i)                                     any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of LCC Corporation in substantially the same proportions as their ownership of stock of LCC Corporation) is or becomes the Beneficial Owner, directly or indirectly, of securities of LCC Corporation representing more than fifty percent (50%) of the combined voting power of LCC Corporation’s then outstanding voting securities; or

(ii)                                  there is consummated a merger or consolidation of LCC Corporation with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the LCC Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the entity surviving the merger or, if the surviving entity is a subsidiary, the ultimate parent thereof, or (y) all of the Persons who were the respective Beneficial Owners of the voting securities of LCC Corporation immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation.

Notwithstanding the foregoing, except with respect to clause (ii)(x) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of common stock of LCC Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of LCC Corporation immediately following such transaction or series of transactions.

“Exchange” means any exchange made pursuant to Section 12.2(a) and any exchange made pursuant to Section 12.3(a).  The terms “Exchanging” and “Exchanged” shall have correlative meanings.

“LCC Board” means the board of directors of LCC Corporation.

12.2                        Exchange of Series TRS LP Units for TRS I LLC Shares.

(a)                                 Each Exchangeable Limited Partner shall be entitled, at any time and from time to time, upon the terms and subject to the conditions hereof, to surrender to TRS I LLC all or any portion of its Series TRS LP Units in exchange for the same number of limited liability company interests of TRS I LLC (“TRS I LLC Shares”).

(b)                                 An Exchangeable Limited Partner shall exercise its right to Exchange Series TRS LP Units for TRS I LLC Shares as set forth in Section 12.2(a) above by delivering to TRS I LLC and to Series TRS a written election of exchange in respect of the Series TRS LP Units to be Exchanged for TRS I LLC Shares substantially in the form of Exhibit B-1 hereto (a “TRS Exchange Notice”), duly executed by such holder or such holder’s duly authorized attorney, in each case delivered during normal business hours in person or by electronic mail at the principal executive offices of TRS I LLC and of Series TRS.  As promptly as practicable following the delivery of a TRS Exchange Notice, TRS I LLC shall reflect in its register of Members or other books and records the number of TRS I LLC Shares issuable upon such Exchange, registered in the name of the relevant Exchangeable Limited Partner.

12.3                        Exchange of TRS I LLC Shares and Series REIT LP Units for Ladder Class A Shares.

(a)                                 Each Exchangeable Limited Partner shall be entitled, at any time and from time to time, upon the terms and subject to the conditions hereof, to surrender all or any portion of its Series REIT LP Units, together with a corresponding number of (1) TRS I LLC Shares issued pursuant to Section 12.2(a) and (2) Ladder Class B Shares, to LCC Corporation in exchange for the delivery by LCC Corporation to such Exchangeable Limited Partner of a number of Ladder Class A Shares that is equal to the number of Series REIT LP Units surrendered; provided, however, that an Exchangeable Limited Partner may, when it surrenders to LCC Corporation any Series REIT LP Units in accordance with the terms hereof, together with a corresponding number of Ladder Class B Shares, surrender to LCC Corporation, in lieu of a corresponding number of TRS I LLC Shares, a corresponding number of Series TRS LP Units, which shall, without any further action by such Exchangeable Limited Partner, be surrendered by LCC Corporation to TRS I LLC in Exchange for an equal number of TRS I LLC Shares so that such TRS I LLC Shares may in turn be Exchanged in accordance with this Section 12.3(a) (for the avoidance of doubt, along with a corresponding number of Series REIT LP Units and Ladder Class B Shares) for the delivery by LCC Corporation to such Exchangeable Limited Partner of a number of Ladder Class A Shares that is equal to the number of Series REIT LP Units surrendered; provided, further, that any such Exchange pursuant to this Section 12.3(a) is for a minimum of (i) the lesser of 1,000 Series REIT LP Units and all of the Series REIT LP Units held by such Exchangeable Limited Partner, or (ii) a number of Series REIT LP Units that is less than the amount of Series REIT LP Units described in clause (i) above, if such lesser number of Series REIT LP Units to be Exchanged is proposed by such Exchangeable Limited Partner to LCC Corporation, and LCC Corporation determines that the Exchange of such proposed lesser number of Series REIT LP Units is acceptable, in its sole discretion.  For the avoidance of doubt, no Series REIT LP Unit may be Exchanged for a Ladder Class A Share without also Exchanging at the same time and as part of the same Exchange a corresponding TRS I LLC Share and Ladder Class B Share.

(b)                                 Notwithstanding the provisions of subsection (a), in the event that that an Exchangeable Limited Partner shall surrender all or any portion of its Series REIT LP Units, together with (i) a corresponding number of Series TRS LP Units and/or TRS I LLC Shares issued pursuant to Section 12.2(a) or Section 12.3(a), as applicable, and (ii) a corresponding number of Ladder Class B Shares, to LCC Corporation pursuant to subsection (a), then LCC Corporation shall have the right, but not the obligation, in its sole and absolute discretion, to deliver, in lieu of Ladder Class A Shares pursuant to such Exchange, cash in an amount equal to the product of (A) the number of Ladder Class A Shares that would have been issuable in such Exchange pursuant to subsection (a) and (B) the average of the daily closing prices of Ladder Class A Shares on the New York Stock Exchange (or other national securities exchange or quotation system on which such Ladder Class A Shares shall be listed or quoted on the date such Series REIT LP Units are surrendered for Exchange) for ten (10) consecutive trading days immediately preceding the date on which LCC Corporation shall receive the Exchange Notice (as herein defined) with respect to such Exchange.

(c)                                  In connection with a Change of Control, and subject to any approval of the Change of Control by the holders of Ladder Class A Shares and Ladder Class B Shares that may be required:

(i)                                     LCC Corporation shall have the right to require each Exchangeable Limited Partner to Exchange some or all Series REIT LP Units, together with a corresponding number of Series TRS LP Units (or, to the extent Series TRS LP Units have been exchanged for TRS I LLC Shares, such TRS I LLC Shares) and Ladder Class B Shares, owned by such Exchangeable Limited Partner in consideration for the issuance by LCC Corporation to such Exchangeable Limited Partner of a number of Ladder Class A Shares that is equal to the number of Series REIT LP Units surrendered, such Exchange to be effected by the surrender of such Series REIT LP Units and a corresponding number of Series TRS LP Units (or, to the extent Series TRS LP Units have been exchanged for TRS I LLC Shares, such TRS I LLC Shares) and Ladder Class B Shares to LCC Corporation (whereupon, such Series REIT LP Units and Series TRS LP Units (or TRS I LLC Shares, as applicable), will be owned by LCC Corporation and such Ladder Class B Shares will be deemed cancelled); provided, however, that, in the event that the applicable Change of Control for which an Exchange is completed pursuant to this Section 12.3(c) provides a holder of Series REIT LP Units with cash consideration of less than 35 percent (35%) of the reasonably expected value of the total consideration to be received in such Change of Control by such holder with respect to the Ladder Class A Shares received by such holder for such Series REIT LP Units (and a corresponding number of Series TRS Units (or TRS I LLC Shares, to the extent applicable) and Ladder Class B Shares) in such Exchange, then, except as may otherwise be agreed by the LP Majority Series Holders of each of Series REIT and Series TRS, LCC Corporation shall use commercially reasonable efforts to negotiate liquidity options for the holders of Series REIT LP Units and Series TRS LP Units (and, if necessary, TRS I LLC Shares) to be Exchanged pursuant to this Section 12.3(c) sufficient to allow such holders to satisfy, in a timely manner, any federal and state income tax liability arising as a result of the Exchange completed pursuant to the provisions of this Section 12.3(c); provided further that in no event will the terms of the preceding proviso provide any holder of Series REIT LP Units, Series TRS LP Units, or TRS I LLC Shares with a consent, approval or similar type right with respect to any Change of Control, or any ability to delay or prevent the consummation of any Change of Control.

(ii)                                  For the avoidance of doubt, no Series REIT LP Unit may be Exchanged in connection with a Change of Control without also Exchanging at the same time and as part of the same Exchange a corresponding Series TRS LP Unit (or TRS I LLC Share) and Ladder Class B Share, and no Series TRS LP Unit (or TRS I LLC Share) may be Exchanged in connection with a Change of Control without also Exchanging at the same time and as part of the same Exchange a corresponding Series REIT LP Unit and Ladder Class B Share.

(iii)                               Any Exchange pursuant to this Section 12.3(c) shall be effective immediately prior to the consummation of the Change of Control (and, for the avoidance of doubt, shall not be effective if such Change of Control is not consummated).  To effect the delivery of the Ladder Class A Shares to be delivered in connection with any such Exchange pursuant to this Section 12.3(c), LCC Corporation shall: (x) deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Ladder Class A Shares (or, if there is no then-acting registrar and transfer agent of the Ladder Class A Shares, at the principal executive offices of LCC Corporation) such number of Ladder Class A Shares, registered in the name of the relevant Exchangeable Limited Partner (or in such other name as is requested in writing by such Exchangeable Limited Partner), in certificated or uncertificated form, as may be requested by the such Exchangeable Limited Partner, or (y) if Ladder Class A Shares are settled through the facilities of The Depository Trust Company, upon the written instruction of such Exchangeable Limited Partner, use its reasonable best efforts to deliver the Ladder Class A Shares through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Exchangeable Limited Partner.

(iv)                              LCC Corporation shall use reasonable efforts to provide written notice of an expected Change of Control to all Exchangeable Limited Partners within the earlier of (x) five (5) Business Days following the execution of the agreement with respect to such Change of Control and (y) five (5) Business Days before the proposed date upon which the contemplated Change of Control is to be effected, indicating in such notice such information as may reasonably describe the Change of Control transaction, subject to applicable law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for Series REIT LP Units, along with the corresponding number of Series TRS LP Units (or, to the extent Series TRS LP Units have been exchanged for TRS I LLC Shares, such TRS I LLC Shares) and Ladder Class B Shares, or Ladder Class A Shares, as applicable, in the Change of Control, any election with respect to types of consideration that a holder of Series REIT LP Units, along with the corresponding number of Series TRS LP Units (or, to the extent Series TRS LP Units have been exchanged for TRS I LLC Shares, such TRS I LLC Shares) and number of Ladder Class B Shares, or Ladder Class A Shares, as applicable, shall be entitled to make in connection with the Change of Control, the percentage of total Series REIT LP Units, along with the corresponding number of Series TRS LP Units (or, to the extent Series TRS LP Units have been exchanged for TRS I LLC Shares, such TRS I LLC Shares) and Ladder Class B Shares, or Ladder Class A Shares, as applicable, to be transferred to the acquirer by all shareholders in the Change of Control, and the number of Series REIT LP Units, along with the corresponding number of Series TRS LP Units (or, to the extent Series TRS LP Units have been exchanged for TRS I LLC Shares, such TRS I

LLC Shares) and Ladder Class B Shares, held by each Exchangeable Limited Partner that LCC Corporation intends to require be Exchanged for Ladder Class A Shares in connection with the Change of Control.  LCC Corporation shall use reasonable efforts to update such notice from time to time to reflect any material changes to such notice.  LCC Corporation may satisfy any such notice and update requirements described in the preceding two sentences by providing such information on a Form 8-K, Schedule TO, Schedule 14D-9 or similar form filed with the SEC.

(d)                                 If at any time LCC Corporation and its direct and indirect wholly-owned Subsidiaries own at least 90% of both the Series REIT LP Units and the Series TRS LP Units (or, to the extent Series TRS LP Units have been exchanged for TRS I LLC Shares and remain outstanding, 90% of the aggregate number of outstanding Series TRS LP Units and TRS I LLC Shares) issued and outstanding as of such time, then LCC Corporation shall have the right to require each Exchangeable Limited Partner to Exchange all of the Series REIT LP Units and Series TRS LP Units (or, to the extent Series TRS LP Units have been exchanged for TRS I LLC Shares, such TRS I LLC Shares), and the corresponding number of Ladder Class B Shares, then owned by such Exchangeable Limited Partner in consideration for the issuance by LCC Corporation to each such Exchangeable Limited Partner of a number of Ladder Class A Shares that is equal to the number of Series REIT LP Units surrendered, such Exchange to be effected by the surrender of such Series REIT LP Units and Series TRS LP Units (or TRS I LLC Shares, as applicable), and the corresponding number of Ladder Class B Shares to LCC Corporation (whereupon, such Series REIT LP Units and Series TRS LP Units or TRS I LLC Shares, as applicable, will be owned by LCC Corporation and such Ladder Class B Shares will be deemed cancelled).  Any Exchange pursuant to this Section 12.3(d) shall be effective upon delivery by LCC Corporation of a written notice (an “Automatic Exchange Notice”) of such Exchange to the then Exchangeable Limited Partners.  To effect the delivery of the Ladder Class A Shares to be delivered in connection with any such Exchange pursuant to this Section 12.3(d), LCC Corporation shall: (x) deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Ladder Class A Shares (or, if there is no then-acting registrar and transfer agent of the Ladder Class A Shares, at the principal executive offices of LCC Corporation) such number of Ladder Class A Shares, registered in the name of the relevant Exchangeable Limited Partner (or in such other name as is requested in writing by such Exchangeable Limited Partner), in certificated or uncertificated form, as may be requested by the such Exchangeable Limited Partner, or (y) if Ladder Class A Shares are settled through the facilities of The Depository Trust Company, upon the written instruction of such Exchangeable Limited Partner, use its reasonable best efforts to deliver the Ladder Class A Shares through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Exchangeable Limited Partner.  For the avoidance of doubt, no Series REIT LP Unit may be Exchanged in connection with this Section 12.3(d) without also Exchanging at the same time and as part of the same Exchange a corresponding Series TRS LP Unit (or TRS I LLC Share) and Ladder Class B Share, and no Series TRS LP Unit (or TRS I LLC Share) may be Exchanged in connection with this Section 12.3(d) without also Exchanging at the same time and as part of the same Exchange a corresponding Series REIT LP Unit and Ladder Class B Share.

(e)                                  An Exchangeable Limited Partner shall exercise its right to Exchange Series Units as set forth in Section 12.3(a) above by delivering to LCC Corporation, Series REIT and Series TRS a written election of exchange in respect of the Series Units and TRS I LLC Shares to be Exchanged substantially in the form of Exhibit B-2 hereto (an “Exchange Notice”), duly executed by such holder or such holder’s duly authorized attorney, in each case delivered during normal business hours in person or by electronic mail at the principal executive offices of LCC Corporation, Series REIT and Series TRS.  As promptly as practicable following the delivery of an Exchange Notice, LCC Corporation shall effect the Exchange of all Series TRS LP Units surrendered for TRS I LLC Shares (a “TRS Exchange”) by delivery to TRS I LLC of a written notice in the form of Annex A to Exhibit B-2 hereto.  Promptly following any TRS Exchange, Series REIT shall deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Ladder Class A Shares or, if there is no then-acting registrar and transfer agent of the Ladder Class A Shares, at the principal executive offices of LCC Corporation, the number of Ladder Class A Shares deliverable upon such Exchange, registered in the name of the relevant Exchangeable Limited Partner.  To the extent the Ladder Class A Shares are settled through the facilities of The Depository Trust Company, LCC Corporation will, subject to Section 12.3(f) below, upon the written instruction of a Exchangeable Limited Partner, use its reasonable best efforts to deliver the Ladder Class A Shares deliverable to such Exchangeable Limited Partner, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Exchangeable Limited Partner.

(f)                                   LCC Corporation and each Exchangeable Limited Partner shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Partnership shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided that if any Ladder Class A Shares or TRS I LLC Shares are to be delivered in a name other than that of the Exchangeable Limited Partner that requested the Exchange, then such Exchangeable Limited Partner and/or the person in whose name such Ladder Class A Shares or TRS I LLC Shares are to be delivered shall pay to the Partnership the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Partnership that such tax has been paid or is not payable.

(g)                                  Notwithstanding anything to the contrary herein, to the extent LCC Corporation or any Series Board shall determine that any Series Units do not meet the requirements of Treasury Regulation Section 1.7704-1(h), LCC Corporation or such Series Board may impose such restrictions on Exchanges as LCC Corporation or such Series Board may determine to be necessary or advisable so that neither the Partnership nor any Series is treated as a “publicly traded partnership” under Code Section 7704.  Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of LCC Corporation or the applicable Series Board, such an Exchange would pose a material risk that the Partnership or any Series would be a “publicly traded partnership” under Code Section 7704.

(h)                                 For the avoidance of doubt, and notwithstanding anything to the contrary herein, an Exchangeable Limited Partner shall not be entitled to Exchange Series TRS LP Units for TRS I LLC Shares or to Exchange Series REIT LP Units (together with a corresponding number of Series TRS LP Units or TRS I LLC Shares, as applicable, and Ladder Class B Shares) for Ladder Class A Shares to the extent LCC Corporation determines that such Exchange (i) would be prohibited by law or regulation (including, without limitation, the unavailability of any requisite registration statement filed under the Securities Act) or (ii) would not be permitted under any other agreements with LCC Corporation, the Partnership, any Series or any of their respective Subsidiaries to which such Exchangeable Limited Partner may be party or any written policies of LCC Corporation related to unlawful or improper trading (including, without limitation, the policies of LCC Corporation relating to insider trading).

(i)                                     Immediately upon the Exchange of any Series REIT LP Units (along with a corresponding number of Series TRS LP Units or, to the extent Series TRS LP Units have been exchanged for TRS I LLC Shares, such TRS I LLC Shares) pursuant to Sections 12.3(a), 12.3(b), 12.3(c), or 12.3(d), a corresponding number of outstanding Ladder Class B Shares owned by the relevant Exchangeable Limited Partner automatically shall be deemed cancelled without any action on the part of any Person, including LCC Corporation or such Exchangeable Limited Partner.  Any such cancelled Ladder Class B Shares shall no longer be outstanding, and all rights with respect to such Ladder Class B Shares shall automatically cease and terminate.

12.4                        Tax Treatment of any Exchange.  As required by the Code and the Treasury Regulations, the parties shall report any Exchange consummated hereunder as a taxable sale of the Series REIT LP Units and Series TRS LP Units (or, to the extent Series TRS LP Units have been exchanged for TRS I LLC Shares, such TRS I LLC Shares) by an Exchangeable Limited Partner to LCC Corporation, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority unless an alternate position is permitted under the Code and Treasury Regulations and LCC Corporation consents in writing.

12.5                        TRS I LLC Shares and Ladder Class A Shares to be Issued.

(a)                                 TRS I LLC shall at all times reserve and keep available out of its authorized but unissued TRS I LLC Shares, solely for the purpose of issuance upon an Exchange pursuant to Section 12.2(a) or Section 12.3(a), such number of TRS I LLC Shares as shall be deliverable upon any such Exchange.  TRS I LLC covenants that all TRS I LLC Shares issued upon an Exchange will, upon issuance, be duly authorized, validly issued and fully paid.

(b)                                 LCC Corporation shall at all times reserve and keep available out of its authorized but unissued Ladder Class A Shares, solely for the purpose of issuance upon an Exchange pursuant to Sections 12.3(a), 12.3(b), 12.3(c), or 12.3(d), such number of Ladder Class A Shares as shall be deliverable upon any such Exchange; provided that nothing contained herein shall be construed to preclude LCC Corporation from satisfying its obligations in respect of the Exchange of the Series REIT LP Units and Series TRS LP Units (or, to the extent Series TRS LP Units have been exchanged for TRS I LLC Shares, such TRS I LLC Shares) by delivery of Ladder Class A Shares which are held in the treasury of LCC Corporation.  LCC Corporation covenants that all Ladder Class A Shares issued upon an Exchange will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

(c)                                  LCC Corporation covenants and agrees that, immediately upon consummation of any Exchange pursuant to Section 12.3, LCC Corporation shall immediately contribute to Series REIT all TRS I LLC Shares surrendered in such Exchange; and Series REIT shall accept such contribution, and, automatically, without further action by the Partnership, LCC Corporation, or Series REIT, Series REIT shall become the record owner of such TRS I LLC Shares.

(d)                                 LCC Corporation covenants and agrees that, to the extent that a registration statement under the Securities Act is effective and available for Ladder Class A Shares to be delivered with respect to any Exchange, Ladder Class A Shares that have been registered under the Securities Act shall be delivered in respect of such Exchange.  In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Exchangeable Limited Partner requesting such Exchange, LCC Corporation and the Partnership shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements.  LCC Corporation and the Partnership shall use commercially reasonable efforts to list Ladder Class A Shares required to be delivered upon an Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Ladder Class A Shares may be listed or traded at the time of such delivery.

12.6                        Adjustment.  If there is any reclassification, reorganization, recapitalization or other similar transaction in which TRS I LLC Shares or Ladder Class A Shares are converted or changed into another security, securities or other property (other than cash), then upon any subsequent Exchange, each Exchangeable Limited Partner shall be entitled to receive the amount of such security, securities or other property that such Exchangeable Limited Partner would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property (other than cash) that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1                        Notices.

(a)                                 All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by electronic mail or by facsimile transmission against facsimile confirmation or mailed by internationally recognized overnight courier prepaid, to (i) any Limited Partner, at such Limited Partner’s address set forth in the Partnership’s books and records, (ii) the General Partner of the Partnership or any Series, c/o such General Partner at the Partnership’s principal place of business (with a copy to the Partnership’s Secretary at the Partnership’s principal place of business), and (iii) the Partnership or any Series, to the Secretary of the Partnership or such Series, as applicable, at the Partnership’s principal place of business (or in any case to such other address as the addressee may from time to time designate in writing to the sender).

(b)                                 All such notices, requests and other communications will (i) if delivered personally to the address as provided in Section 13.1(a) be deemed given upon delivery, (ii) if delivered by electronic mail or by facsimile transmission to the facsimile number as provided in Section 13.1(a), be deemed given upon electronic confirmation of receipt or facsimile confirmation, as applicable, and (iii) if delivered by overnight courier to the address as provided in Section 13.1(a), be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 13.1).

13.2                        GOVERNING LAW.  ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, AND SPECIFICALLY THE DELAWARE LP ACT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

13.3                        No Action for Partition.  No Partner shall have any right to maintain any action for partition with respect to the property of the Partnership or any Series.

13.4                        Headings and Sections.  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.  Unless the context requires otherwise, all references in this Agreement to Sections, Articles or Exhibits shall be deemed to mean and refer to Sections, Articles or Exhibits of or to this Agreement.

13.5                        Amendments.  Except as otherwise expressly set forth in this Agreement, the Certificate of Limited Partnership, this Agreement and any provision hereof or thereof may be modified, amended or restated only upon the written approval of the LP Majority Series Holders of both Series REIT and Series TRS, the General Partner of each Series, and the General Partner of the Partnership, and any such modification, amendment or restatement to which such written approval is obtained will be binding upon the Partnership, each Series and each Partner; provided that no modification, amendment or restatement of any provision of this Agreement that materially and adversely affects the rights or obligations hereunder of any holder of Units in any Series, in its capacity as such, without similarly affecting the rights or obligations hereunder of all holders of Units in such Series shall be effective against such holder unless approved in writing by such holder of Units in such Series.

13.6                        Binding Effect.  Except as otherwise provided to the contrary in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Partners, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.

13.7                        Counterparts; Facsimile.  This Agreement may be executed in multiple counterparts (and may be transmitted via facsimile or scanned pages), each of which shall be deemed to be an original and shall be binding upon the Partner who executed the same, but all of such counterparts shall constitute the same agreement.

13.8        Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

13.9                        Remedies.  Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The Partners agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

13.10                 Business Days.  If any time period for giving notice or taking action under this Agreement expires on a day which is a Saturday, Sunday or holiday in the state in which the Partnership’s chief executive office is located, the time period shall be automatically extended to the Business Day immediately following such Saturday, Sunday or holiday.

13.11                 Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

13.12                 No Strict Construction.  The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

13.13                 Entire Agreement and Incorporation by Reference.  Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement (including the Equity Grant Agreements) embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this

Agreement in any way; provided that nothing herein shall be interpreted to modify, waive, or alter any terms of the Joinder Agreement or the Indemnification Agreement.  This Agreement amends and restates the Second Amended and Restated Agreement in its entirety.

13.14                 Parties in Interest.  Nothing herein shall be construed to be to the benefit of or enforceable by any third party, including any creditor of the Partnership or any Series.

13.15                 Limitation to Preserve REIT Status.  Notwithstanding anything else in this Agreement, with respect to any period in which LCC Corporation has elected to be treated as a REIT for federal income tax purposes, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership or any Series to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner of the Partnership or of such Series in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Taxable Year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:

(a)                                 an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments) for the Taxable Year that is described in subsections (A) through (I) of Code Section 856(c) (2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or

(b)                                 an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments) for the Taxable Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made by a Series or the Partnership if the General Partner of such Series or the Partnership, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts should not adversely affect the REIT Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Taxable Year as a consequence of the limitations set forth in this Section 13.13, such REIT Payments shall carry over and shall be treated as arising in the following Taxable Year if such carry over does not adversely affect the REIT Partner’s ability to qualify as a REIT, provided, however, that any such REIT Payment shall not be carried over more than three Taxable Years, and any such remaining payments shall no longer be due and payable. The purpose of the limitations contained in this Section 13.13 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 13.13 shall be interpreted and applied to effectuate such purpose.

13.16                 REIT Restrictions.  Each Affiliated REIT is a REIT and is subject to the provisions of Code Sections 856 through 860. So long as an Affiliated REIT owns, directly or indirectly, any interest in Series REIT, then notwithstanding any other provision of this Agreement:

(a)                                 any services that would otherwise cause any rents from a lease to be excluded from treatment as rents from real property pursuant to Code Section 856(d)(2)(C) shall be provided by either (1) an independent contractor (as described in Code Section 856(d)(3)) with respect to such Affiliated REIT and from whom neither the Partnership nor such Affiliated REIT derives or receives any income or (2) a taxable REIT subsidiary of such Affiliated REIT as described in Code Section 856(l);

(b)                                 except for a taxable REIT subsidiary of an Affiliated REIT, Series REIT shall not own, directly or indirectly or by attribution (in accordance with attribution rules referred to in Code Section 856(d)(5)), in the aggregate more than 10% of the total value of all classes of stock or more than 10% of the total voting power (or, with respect to any such person which is not a corporation, an interest of 10% or more in the assets or net profits of such person) of a lessee or sublessee of all or any part of the property or of any other assets of Series REIT except in each case with the specific written approval of each Affiliated REIT;

(c)                                  except for securities of a taxable REIT subsidiary of an Affiliated REIT, Series REIT shall not own or acquire, directly or indirectly or by attribution, more than 10% of the total value or the total voting power of the outstanding securities of any issuer or own any other asset (including a security) which would cause the Affiliated REIT to fail the asset test of Code Section 856(c)(4)(B); and

(d)                                 leases entered into by Series REIT or any of its Subsidiary partnerships, limited partnerships, and limited liability companies (other than taxable REIT Subsidiaries of an Affiliated REIT as described in Code Section 856(l) and Subsidiaries of such taxable REIT Subsidiaries) shall provide for rents that qualify as “rents from real property” within the meaning of Code Section 856(d) with respect to each Affiliated REIT.

13.17                 Mergers and Consolidations.  Any merger or consolidation of the Partnership with or into another entity shall require the approval of the LP Majority Series Holders of both Series REIT and Series TRS and the approval of the General Partner of each Series and the General Partner of the Partnership.  The approval of any such merger or consolidation as provided in the immediately preceding sentence shall be deemed to meet all of the requirements of Partner approval of a merger or consolidation, as the case may be, for purposes of the Delaware LP Act, including Section 17-211 of the Delaware LP Act.

13.18                 Venue and Submission to Jurisdiction.  ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT (INCLUDING AGAINST ANY DIRECTOR OR OFFICER OF THE PARTNERSHIP) SHALL BE BROUGHT SOLELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

AND EACH PARTNER HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURT FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS.  IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTNER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THE BOOKS AND RECORDS OF THE PARTNERSHIP.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.19                 Confidentiality.  All information disclosed by the Partnership pursuant to Section 12.2(a) of the Second Amended and Restated Agreement or of the Initial Agreement or otherwise pursuant to the Initial Agreement or this Agreement shall be confidential information of the Partnership (other than information which is publicly available not pursuant to a breach of this Section 13.19 or the related confidentially provision set forth in Section 12.2(b) of the Initial Agreement) and, unless otherwise provided in this Agreement or consented to in advance in writing by the Series Boards of both Series REIT and Series TRS, shall not be used by the recipients thereof for any purpose other than (i) to monitor and manage their investment in the Partnership, and shall not be disclosed to any third party other than employees, consultants, advisors, accountants, attorneys and other representatives of such recipient on a need to know basis and (ii) in the case of any Limited Partner that is (or is controlled by) a private equity fund or other investment fund, the disclosure in a customary manner by such Limited Partner of any such information in confidence to such Limited Partner’s investors.  The obligations of a Limited Partner pursuant to this Section 13.19 shall not apply to the extent that the disclosure of information otherwise determined to be confidential is required by applicable law, regulations, stock exchange rules or regulations, subpoena, civil investigative demand or other proceeding; provided that (x) as soon as reasonably practicable, such Limited Partner shall notify the Partnership thereof, which notice shall include the basis upon which such Limited Partner believes the information is required to be disclosed and (y) such Limited Partner shall, if requested by the Partnership and at the sole cost and expense of the Partnership, reasonably cooperate with the Partnership to protect the continued confidentiality thereof.

*   *   *   *

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Limited Liability Limited Partnership Agreement of Ladder Capital Finance Holdings LLLP as of the date first above written.

LADDER CAPITAL FINANCE HOLDINGS LLLP

By:	/s/ Pamela McCormack
	Name:	Pamela McCormack
	Title:	General Counsel

LADDER CAPITAL CORP

By:	/s/ Pamela McCormack
	Name:	Pamela McCormack
	Title:	General Counsel

LC TRS I LLC

By:	/s/ Kelly Porcella
	Name:	Kelly Porcella
	Title:	Associate General Counsel

TI II LADDER HOLDINGS, LLC

By:	/s/ Glenn F. Miller
	Name:	Glenn F. Miller
	Title:	Vice President

GI LADDER HOLDCO LLC

By:	GI Partners Fund III L.P., its sole member

By:	GI GP III L.P., its General Partner

By:	GI GP III LLC, its General Partner

[Continuation of Signature Page to this Third Amended and Restated
Limited Liability Limited Partnership Agreement]

By:	/s/ Howard Park
	Name:	Howard Park
	Title:	Managing Director

/s/ Alan Fishman
Alan Fishman

/s/ Brian Harris
Brian Harris

BETSY A. HARRIS 2012 FAMILY TRUST

By:	/s/ Brian Harris
	Name:	Brian Harris
	Title:	Trustee

/s/ Michael Mazzei
Michael Mazzei

/s/ Greta Guggenheim
Greta Guggenheim

/s/ Robert Perelman
Robert Perelman

/s/ Pamela McCormack
Pamela McCormack

/s/ Marc Fox
Marc Fox

/s/ Thomas Harney
Thomas Harney

[Continuation of Signature Page to this Third Amended and Restated
Limited Liability Limited Partnership Agreement]

Exhibit A

FORM OF JOINDER TO THE THIRD AMENDED AND RESTATED
LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT

THIS JOINDER (this “Joinder”) to the Third Amended and Restated Limited Liability Limited Partnership Agreement of Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (the “Partnership”), dated as of December 31, 2014, as amended or restated from time to time, by and among the Partners of the Partnership (the “Agreement”), is made and entered into as of                    by and between the Partnership and                                  (“Holder”).  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, on the date hereof, Holder has acquired              Series      Units from      and the Agreement and the Partnership require Holder, as a holder of such Series       Units, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.                                      Agreement to be Bound.  Holder hereby (i) acknowledges that it has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Limited Partner of Series [     ] for all purposes thereof and entitled to all the rights incidental thereto.

2.                                      Schedule of Series Partners.  For purposes of the Schedule of Series Partners, the address of the Holder is as follows:

[Name]
[Address]

3.                                      Governing Law.  This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

4.                                      Counterparts.  This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

5.                                      Descriptive Headings.  The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

A-1

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Third Amended and Restated Limited Liability Limited Partnership Agreement of Ladder Capital Finance Holdings LLLP as of the date set forth in the introductory paragraph hereof.

LADDER CAPITAL FINANCE HOLDINGS LLLP

By:
Name:
Title:

[HOLDER]

By:
Name:
Title:

A-2

Exhibit B-1

FORM OF
TRS EXCHANGE NOTICE

ELECTION OF EXCHANGE

LC TRS I LLC
345 Park Avenue
New York, NY 10154
Attention: Chief Financial Officer and General Counsel

Series TRS

Ladder Capital Finance Holdings LLLP
345 Park Avenue
New York, NY 10154
Attention: Chief Financial Officer and General Counsel

Reference is hereby made to the Third Amended and Restated Limited Liability Limited Partnership Agreement, dated as of December 31, 2014, as amended from time to time (the “Partnership Agreement”) of Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (the “Partnership”) among Ladder Capital Corp, a Delaware corporation, LC TRS I LLC, a Delaware limited liability company (“TRS I LLC”), and the other persons a party to, or otherwise bound by, the Partnership Agreement, including the undersigned owner of Series TRS LP Units.  Capitalized terms used but not defined herein shall have the meanings given to them in the Partnership Agreement.

The undersigned Exchangeable Limited Partner hereby transfers to TRS I LLC, the number of Series TRS LP Units set forth below in exchange for the same number of TRS I LLC Shares to be issued in its name as set forth below that equals the number of Series TRS LP Units being Exchanged, all as set forth in Article XII of the Partnership Agreement.

Legal Name of Exchangeable Limited Partner:

Address of Exchangeable Limited Partner:

Number of Series TRS LP Units to be Exchanged:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Series TRS LP Units subject to this Election of Exchange are being transferred to TRS I LLC free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Series TRS LP Units subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Series TRS LP Units to TRS I LLC.

The undersigned hereby (i) acknowledges that it has received and reviewed a complete copy of the Limited Liability Company Agreement, dated as of December 31, 2014, as amended from time to time (the “TRS I LLC Agreement”), of TRS I LLC, among Series REIT and each of the other persons a party to, or otherwise bound by, the TRS I LLC Agreement, and (ii) agrees that upon execution of this Election of Exchange, it shall become a party to the TRS I LLC Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member (as defined in the TRS I LLC Agreement) for all purposes thereof and entitled to all the rights incidental thereto.

The undersigned hereby irrevocably constitutes and appoints any officer of TRS I LLC or of Series TRS of the Partnership as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to (i) transfer the Series TRS LP Units subject to this Election of Exchange to TRS I LLC and (ii) deliver to the undersigned the TRS I LLC Shares to be delivered in Exchange therefor.

IN WITNESS WHEREOF the undersigned has caused this Election of Exchange to be executed and delivered as of the date set forth below.

Name:

Dated:

Exhibit B-2

FORM OF
EXCHANGE NOTICE

ELECTION OF EXCHANGE FOR LADDER CLASS A SHARES

Ladder Capital Corp
345 Park Avenue
New York, NY 10154
Attention: Chief Financial Officer and General Counsel

Series REIT of

Ladder Capital Finance Holdings LLLP
345 Park Avenue
New York, NY 10154
Attention: Chief Financial Officer and General Counsel

Series TRS of

Ladder Capital Finance Holdings LLLP
345 Park Avenue
New York, NY 10154
Attention: Chief Financial Officer and General Counsel

Reference is hereby made to the Third Amended and Restated Limited Liability Limited Partnership Agreement, dated as of December 31, 2014, as amended from time to time (the “Partnership Agreement”) of Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (the “Partnership”) among Ladder Capital Corp, a Delaware corporation (“LCC Corporation”), TRS I LLC, a Delaware limited liability company, and the other persons a party to, or otherwise bound by, the Partnership Agreement, including the undersigned owner of Series REIT LP Units and TRS I LLC Shares and Ladder Class B Shares.  Capitalized terms used but not defined herein shall have the meanings given to them in the Partnership Agreement.

The undersigned Exchangeable Limited Partner hereby transfers to LCC Corporation, the number of Series REIT Units (along with a corresponding number of each of (i) Series TRS LP Units and/or TRS I LLC Shares and (ii) Ladder Class B Shares) set forth below in Exchange for such number of Ladder Class A Shares to be issued in its name as set forth below that equals the number of Series REIT LP Units being Exchanged, and the undersigned Exchangeable Limited Partner acknowledges and agrees that, as a result of such Exchange, a number of Ladder Class B Shares owned by the undersigned Exchangeable Limited Partner that is equal to the number of Series REIT LP Units being Exchanged will automatically be deemed cancelled as a result of such Exchange, all as set forth in Article XII of the Partnership Agreement.

Legal Name of Exchangeable Limited Partner:

Address of Exchangeable Limited Partner:

I.                                        Number of Series REIT LP Units to be Exchanged (which must be the same number as the number of TRS I LLC Shares to be Exchanged and the number of Ladder Class B Shares to be Exchanged):

II.                                   Number of:

A.                                    TRS I LLC Shares to be Exchanged (which, together with the number of Series TRS LP Units surrendered for Exchange and listed in Item B below, must be the same number as the number of Series REIT LP Units to be Exchanged and the number of Ladder Class B Shares to be Exchanged):

Or, if the undersigned Exchangeable Limited Partner has not previously exchanged Series TRS LP Units for TRS I LLC Shares pursuant to Section 12.2(a) of the Partnership Agreement and wishes to surrender Series TRS LP Units for exchange into TRS I LLC Shares in accordance with Section 12.3(a) of the Partnership Agreement:

B.                                    Series TRS LP Units to be Exchanged (which, together with the number of TRS I LLC Shares surrendered for Exchange and listed in Item A above must be the same number as the number of Series REIT LP Units to be Exchanged and the number of Ladder Class B Shares to be Exchanged):

III.                              Number of Ladder Class B Shares to be Cancelled (which must be the same number as the number of Series REIT LP Units to be Exchanged and the number of TRS I LLC Shares and/or Series TRS LP Units to be Exchanged):

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange for Ladder Class A Shares and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange for Ladder Class A Shares has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Series REIT LP Units, Series TRS LP Units, TRS I LLC Shares, and Ladder Class B Shares subject to this Election of Exchange for Ladder Class A Shares are being transferred to LCC Corporation free and clear of any pledge, lien, security interest, encumbrance, equities or claim; (iv) the Ladder Class B Shares subject to this Election are hereby automatically cancelled and the undersigned has no further rights with respect to such Ladder Class B Shares; and (v) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Series REIT LP Units, Series TRS LP Units, TRS I LLC Shares, or Ladder Class B Shares subject to this Election of Exchange for Ladder Class A Shares is required to be obtained by the undersigned for the transfer of such Series REIT LP Units, Series TRS LP Units, TRS I LLC Shares, or Ladder Class B Shares to LCC Corporation or for the cancellation of such Ladder Class B Shares.

The undersigned hereby (i) acknowledges that it has received and reviewed a complete copy of the Limited Liability Company Agreement, dated as of December 31, 2014, as amended from time to time (the “TRS I LLC Agreement”), of TRS I LLC, among Series REIT and each of the other persons a party to, or otherwise bound by, the TRS I LLC Agreement, and (ii) agrees that upon execution of this Election of Exchange, it shall become a party to the TRS I LLC Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member (as defined in the TRS I LLC Agreement) for all purposes thereof and entitled to all the rights incidental thereto.

The undersigned hereby irrevocably constitutes and appoints any officer of LCC Corporation or of the Partnership or any Series as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to (i) transfer the Series REIT LP Units, Series TRS LP Units, or TRS I LLC Shares, subject to this Election of Exchange for Ladder Class A Shares, to LCC Corporation, (ii) deliver to the undersigned the Ladder Class A Shares to be delivered in Exchange therefor and (iii) reflect the cancellation of the Ladder Class B Shares subject to this Election.

IN WITNESS WHEREOF the undersigned has caused this Election of Exchange for Ladder Class A Shares to be executed and delivered as of the date set forth below.

Name:

Dated:

Annex A to Exhibit B-2

FORM OF
EXCHANGE NOTICE

ELECTION OF EXCHANGE

LC TRS I LLC
345 Park Avenue
New York, NY 10154
Attention: Chief Financial Officer and General Counsel

Series TRS

Ladder Capital Finance Holdings LLLP
345 Park Avenue
New York, NY 10154
Attention: Chief Financial Officer and General Counsel

Reference is hereby made to the Third Amended and Restated Limited Liability Limited Partnership Agreement, dated as of December 31, 2014, as amended from time to time (the “Partnership Agreement”) of Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (the “Partnership”) among Ladder Capital Corp, a Delaware corporation, LC TRS I LLC, a Delaware limited liability company (“TRS I LLC”), and the other persons a party to, or otherwise bound by, the Partnership Agreement, including the owner of Series TRS LP Units identified in the attached Election of Exchange for Ladder Class A Shares.  Capitalized terms used but not defined herein shall have the meanings given to them in the Partnership Agreement.

The undersigned LCC Corporation hereby transfers to TRS I LLC the number of Series TRS LP Units of the Exchangeable Limited Partner, each as identified in the attached Election of Exchange for Ladder Class A Shares, in exchange for the same number of TRS I LLC Shares to be issued in the name of the Limited Partner identified in the attached Election of Exchange for Ladder Class A Shares that equals the number of Series TRS LP Units being Exchanged, all as set forth in Article XII of the Partnership Agreement.

LCC Corporation hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Series TRS LP Units subject to this Election of Exchange are being transferred to TRS I LLC free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Series TRS LP Units subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Series TRS LP Units to TRS I LLC.

The undersigned hereby irrevocably constitutes and appoints any officer of TRS I LLC or of Series TRS or the Partnership as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to (i) transfer the Series TRS LP Units subject to this Election of Exchange to TRS I LLC and (ii) deliver to the undersigned the TRS I LLC Shares to be delivered in Exchange therefor.

IN WITNESS WHEREOF the undersigned has caused this Election of Exchange to be executed and delivered as of the date set forth below.

LADDER CAPITAL CORP

By:
Name:
Title:

Dated:

Schedule 1

Directors of Series REIT of Ladder Capital Finance Holdings LLLP
(as of December 31, 2014)

Brian Harris

Alan Fishman

Howard Park

Officers of Series REIT of Ladder Capital Finance Holdings LLLP
(as of December 31, 2014)

Brian Harris	-	Chief Executive Officer

Michael Mazzei	-	President

Greta Guggenheim	-	Chief Investment Officer

Pamela McCormack	-	Chief Strategy Officer, General Counsel, Managing Director, and Secretary

Robert Perelman	-	Head of Asset Management

Marc Fox	-	Chief Financial Officer

Kelly Porcella	-	Associate General Counsel and Assistant Secretary

Directors of Series TRS of Ladder Capital Finance Holdings LLLP
(as of December 31, 2014)

Brian Harris

Alan Fishman

Jonathan Bilzin

Officers of Series TRS of Ladder Capital Finance Holdings LLLP
(as of December 31, 2014)

Brian Harris	-	Chief Executive Officer

Michael Mazzei	-	President

Greta Guggenheim	-	Chief Investment Officer

Pamela McCormack	-	Chief Strategy Officer, General Counsel, Managing Director, and Secretary

Marc Fox	-	Chief Financial Officer

Thomas Harney	-	Head of Merchant Banking and Capital Markets

Kelly Porcella	-	Associate General Counsel and Assistant Secretary

Schedule 2

[RESERVED]

Schedule 3

[RESERVED]

Schedule 4

Transfer Restrictions before the Charter Amendment Time

Section 1.1 Definitions. For the purpose of this Schedule (except as otherwise provided below), the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean 9.8% in value of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the LCC Board in accordance with Section 1.2.8 of this Schedule. The value of the outstanding shares of Capital Stock shall be determined by the LCC Board, which determination shall be final and conclusive for all purposes hereof. For the purposes of determining the percentage ownership of Capital Stock by any Person, shares of Capital Stock that may be acquired upon conversion, exchange or exercise of any securities of LCC Corporation directly or constructively held by such Person, but not shares of Capital Stock issuable with respect to the conversion, exchange or exercise of securities of LCC Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

Beneficial Ownership. As used in this Schedule and in Section 11.1(c) of the Agreement, the term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code, including, without limitation, the number of shares of Capital Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code. As used in this Schedule and in Section 11.1(c) of the Agreement, the terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in the State of New York are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of LCC Corporation, including, without limitation, Class A Common Stock, Class B Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 1.3.6 of this Schedule, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Charitable Trust. The term “Charitable Trust” shall mean any trust provided for in Section 1.3.1 of this Schedule.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of any class of the outstanding shares of Common Stock, or such other percentage determined by the LCC Board in accordance with Section 1.2.8 of this Schedule. The number and value of the outstanding shares of Common Stock of LCC Corporation shall be determined by the LCC Board, which determination shall be final and conclusive for all purposes hereof. For purposes of determining the percentage ownership of Common Stock by any Person, shares of Common Stock that may be acquired upon conversion, exchange or exercise of any securities of LCC Corporation directly or constructively held by such Person, but not shares of Common Stock issuable with respect to the conversion, exchange or exercise of securities of LCC Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by this Schedule or by the LCC Board pursuant to Section 1.2.7 of this Schedule.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by this Schedule or by the LCC Board pursuant to Section 1.2.7 of this Schedule and subject to adjustment pursuant to Section 1.2.8 of this Schedule, the percentage limit established for an Excepted Holder by this Schedule or by the LCC Board pursuant to Section 1.2.7 of this Schedule.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price (as defined in this paragraph) for such Capital Stock on such date. The “Closing Price” on any date shall mean the last reported sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE (as defined in this Section 1.1 of this Schedule) or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the LCC Board or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the LCC Board.

NYSE. The term “NYSE” shall mean the New York Stock Exchange or any successor stock exchange thereto.

Person. As used in this Schedule and in Section 11.1(c) of the Agreement, the term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a “group,” as that term is used for purposes of Rule 13d-5(b) or Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer (as defined in this Section 1.1 of this Schedule) (or other event), any Person who, but for the provisions of Section 1.2.1 of this Schedule, would Beneficially Own or Constructively Own shares of Capital Stock in violation of the provisions of Section 1.2.1(a) of this Schedule, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares of Capital Stock that the Prohibited Owner would have so owned.

TRS. The term “TRS” shall mean a taxable REIT subsidiary (as defined in Section 856(l) of the Code) of LCC Corporation.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or change such Person’s percentage of Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right, and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trustee. The term “Trustee” shall mean the Person, unaffiliated with both LCC Corporation and a Prohibited Owner, that is appointed by LCC Corporation to serve as trustee of the Charitable Trust.

Section 1.2 Capital Stock.

Section 1.2.1 Ownership Limitations. During the period commencing on the Effective Time and prior to the Charter Amendment Date or as otherwise set forth below, and subject to Section 1.4 of this Schedule:

(a) Basic Restrictions.

(i)                                     Except as provided in Section 1.2.7 of this Schedule, no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, and no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit. No Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)                                  Except as provided in Section 1.2.7 of this Schedule, no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in LCC Corporation’s being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT.

(iii)                               Except as provided in Section 1.2.7 of this Schedule, any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Capital Stock.

(iv)                              Except as provided in Section 1.2.7 of this Schedule, no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent such Beneficial Ownership or Constructive Ownership would cause LCC Corporation to Beneficially Own or Constructively Own 9.9% or more of the ownership interests in a tenant (other than a TRS) of LCC Corporation’s real property within the meaning of Section 856(d)(2)(B) of the Code.

(v)                                 No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership would otherwise cause LCC Corporation to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any “eligible independent contractor” (as defined in Section 856(d)(9)(A) of the Code) that operates a “qualified health care property” (as defined in Section 856(e)(6)(D)(i) of the Code), on behalf of a TRS failing to qualify as such.

(vi)                              No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock could result in LCC Corporation’s failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

(b) Transfer in Trust/Transfer Void Ab Initio. If any Transfer of shares of Capital Stock (or other event) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 1.2.1(a)(i), (ii), (iv), (v) or (vi),

(i) then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 1.2.1(a)(i), (ii), (iv), (v) or (vi) of this Schedule (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 1.3 of this Schedule, effective as of the close of business on the Business Day prior to the date of such Transfer (or other event), and such Person shall acquire no rights in such shares of Capital Stock; or

(ii) if the transfer to the Charitable Trust described in clause (i) of this Section 1.2.1(b) would not be effective for any reason to prevent the violation of Section 1.2.1(a)(i), (ii), (iv), (v) or (vi) of this Schedule, then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 1.2.1(a)(i), (ii), (iv), (v) or (vi) of this Schedule shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 1.2.2 Remedies for Breach. If the LCC Board or any duly authorized committee thereof shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 1.2.1 of this Schedule or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 1.2.1 of this Schedule (whether or not such violation is intended), the LCC Board or a committee thereof, or other designees if permitted by applicable law, shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing LCC Corporation to redeem shares of Capital Stock, refusing to give effect to such Transfer on the books of LCC Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 1.2.1 of this Schedule shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the LCC Board or a committee thereof, or other designee if permitted by applicable law.

Section 1.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 1.2.1(a) of this Schedule or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 1.2.1(b) of this Schedule shall immediately give written notice to LCC Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to LCC Corporation such other information as LCC Corporation may request in order to determine the effect, if any, of such Transfer on LCC Corporation’s status as a REIT.

Section 1.2.4 Owners Required to Provide Information. From the Effective Time and prior to the Charter Amendment Date:

(a) Every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) in number or value of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to LCC Corporation stating (i) the name and address of such owner, (ii) the number of shares of Capital Stock Beneficially Owned and (iii) a description of the manner in which such shares are held. Each such owner shall provide to LCC Corporation such additional information as LCC Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on LCC Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit; and

(b) Each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to LCC Corporation such information as LCC Corporation may request, in good faith, in order to determine LCC Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

Section 1.2.5 Remedies Not Limited. Nothing contained in this Section 1.2 shall limit the authority of the LCC Board to take such other action as it deems necessary or advisable to protect LCC Corporation and the interests of its stockholders in preserving LCC Corporation’s status as a REIT.

Section 1.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Schedule, including any definition contained in Section 1.1 of this Schedule, the LCC Board shall have the power to determine the application of the provisions of this Schedule with respect to any situation based on the facts known to it at such time. In the event Section 1.2 or 1.3 of this Schedule requires an action by the LCC Board and this Schedule fails to provide specific guidance with respect to such action, the LCC Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 1.1, 1.2 or 1.3 of this Schedule. Absent a decision to the contrary by the LCC Board (which the LCC Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Sections 1.2.1 and 1.2.2 of this Schedule) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 1.2.1 of this Schedule, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 1.2.7 Exceptions.

The LCC Board, in its sole discretion, may exempt (prospectively or retroactively) a Person from the restrictions contained in Section 1.2.1(a)(i), (ii) or (iv) of this Schedule, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the LCC Board obtains such representations, covenants and undertakings as the LCC Board may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing the Excepted Holder Limit, as the case may be, will not cause LCC Corporation to lose its status as a REIT.

Prior to granting any exception pursuant to Section 1.2.7(a) of this Schedule, the LCC Board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the LCC Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure that granting the exception will not cause LCC Corporation to lose its status as a REIT. Notwithstanding the receipt of any ruling or opinion, the LCC Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

Subject to Section 1.2.1(a)(ii), (iv), (v) and (vi) of this Schedule, an underwriter, placement agent or initial purchaser that participates in a public offering, a private placement or other private offering of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering, private placement or immediate resale of such Capital Stock, and provided that the restrictions contained in Section 1.2.1(a) of this Schedule will not be violated following the distribution by such underwriter, placement agent or initial purchaser of such shares of Capital Stock.

Section 1.2.8 Change in Aggregate Stock Ownership Limit, Common Stock Ownership Limit and Excepted Holder Limits.

The LCC Board may from time to time increase or decrease the Aggregate Stock Ownership Limit and/or the Common Stock Ownership Limit; provided, however, that a decreased Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit will not be effective for any Person whose percentage ownership of Capital Stock is in excess of such decreased Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit until such time as such Person’s percentage of Capital Stock equals or falls below the decreased Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit, but until such time as such Person’s percentage of Capital Stock falls below such decreased Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit, any further acquisition of Capital Stock will be in violation of the Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit and, provided further, that the new Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit would not allow five or fewer individuals (taking into account all Excepted Holders) to Beneficially Own or Constructively Own more than 49.9% in value of the outstanding Capital Stock.

The LCC Board may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time, or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the then-existing Aggregate Stock Ownership Limit or Common Stock Ownership Limit, as applicable.

Section 1.2.9 Legend. Each certificate, if any, or any notice in lieu of any certificate, for shares of Capital Stock shall bear a legend summarizing the restrictions on ownership and transfer contained herein. Instead of a legend, the certificate, if any, may state that LCC Corporation will furnish a full statement about certain restrictions on ownership and transferability to a stockholder on request and without charge.

Section 1.3 Transfer of Capital Stock in Trust.

Section 1.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 1.2.1(b) of this Schedule that would result in a transfer of shares of Capital Stock to a Charitable Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 1.2.1(b) of this Schedule. The Trustee shall be appointed by LCC Corporation and shall be a Person unaffiliated with LCC Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by LCC Corporation as provided in Section 1.3.6 of this Schedule.

Section 1.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall continue to be issued and outstanding shares of Capital Stock of LCC Corporation. The Prohibited Owner shall have no rights in the Capital Stock held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action or any other recourse whatsoever against the purported transferor of such Capital Stock.

Section 1.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to a Prohibited Owner prior to the discovery by LCC Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid with respect to such shares of Capital Stock by the Prohibited Owner to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or other distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to applicable law, effective as of the date that the shares of Capital Stock have been transferred to the Charitable Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by LCC Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if LCC Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Schedule, until LCC Corporation has received notification that shares of Capital Stock have been transferred into a Charitable Trust, LCC Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 1.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from LCC Corporation that shares of Capital Stock have been transferred to the Charitable Trust, the Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to one or more Persons, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 1.2.1(a) of this Schedule. Upon such sale or sales, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 1.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Charitable Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 1.3.3 of this Schedule. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary, together with any distributions thereon. If, prior to the discovery by LCC Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 1.3.4, such excess shall be paid to the Trustee upon demand.

Section 1.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to LCC Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date LCC Corporation, or its designee, accepts such offer. LCC Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 1.3.3 of this Schedule. LCC Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. LCC Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Charitable Trust pursuant to Section 1.3.4 of this Schedule. Upon such a sale to LCC Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner, and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary.

Section 1.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, LCC Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) the shares of Capital Stock held in the Charitable Trust would not violate the restrictions set forth in Section 1.2.1(a) of this Schedule in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under one of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of LCC Corporation to make such designation nor the failure of LCC Corporation to appoint the Trustee before the automatic transfer provided for in Section 1.2.1(b)(i) of this Schedule shall make such transfer ineffective, provided that LCC Corporation thereafter makes such designation and appointment.

Section 1.4 NYSE Transactions. Nothing in this Schedule shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Schedule, and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Schedule.

Section 1.5 Enforcement. LCC Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Schedule.

Section 1.6 Non-Waiver. No delay or failure on the part of LCC Corporation or the LCC Board in exercising any right hereunder shall operate as a waiver of any right of LCC Corporation or the LCC Board, as the case may be, except to the extent specifically waived in writing.

Section 1.7 Severability. If any provision of this Schedule or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.